Exhibit 99.1

4th Quarter 2010

AIMCO

Apartment Investment and Management Company

2900 on First Apartments
Seattle, WA

Apartment Investment and Management Company
Announces Fourth Quarter 2010 Results
Denver, Colorado — February 4, 2011 — Apartment Investment and Management Company (NYSE: AIV) announced today its fourth quarter 2010 results.
Chairman, Chief Executive Officer and President Terry Considine comments: “Aimco had a solid 2010. Full year Same Store, Conventional Same Store and Total Portfolio net operating income were all up from the prior year. Total Portfolio revenue was up 1.0% and Conventional Same Store revenue was essentially flat, notwithstanding the fragile economy. Aimco upgraded its portfolio with the sale of 51 properties and ended the year with a strong balance sheet and no recourse debt. Looking forward, the Aimco business plan is straightforward and unchanged: own and operate B/B+ quality apartments in the 20 largest U.S. markets to provide predictable returns for shareholders.”
Chief Financial Officer Ernie Freedman adds: “Fourth quarter Pro forma FFO of $0.39 per share exceeded the upper end of our guidance range by $0.01 per share, primarily as a result of better than expected operating results. We expect 2011 FFO to be in a range from $1.46 to $1.56 per share with first quarter 2011 FFO projected to be $0.33 to $0.37 per share. With a solid 2010 behind us, Aimco is looking ahead to 2011 with a quality portfolio, a strong balance sheet and a focus on future growth opportunities.”
Financial Results
Diluted Per Share Results

	FOURTH QUARTER		FULL YEAR
	2010	2009	2010	2009
Earnings (loss) per share	$(0.33)	$(0.06)	$(1.08)	$(1.00)
Funds from Operations (FFO)	$0.31	$0.14	$1.38	$1.09
Add back Aimco’s share of operating real estate impairment losses	$0.05	$0.12	$0.13	$0.47
Add back / deduct Aimco’s share of preferred equity redemption related amounts	$0.03	—	—	$(0.01)
Pro forma Funds from Operations (Pro forma FFO)	$0.39	$0.26	$1.51	$1.55
Deduct Aimco’s share of capital replacements	$(0.14)	$(0.13)	$(0.51)	$(0.56)
Adjusted Funds From Operations (AFFO)	$0.25	$0.13	$1.00	$0.99
Net income (loss) — Net loss attributable to Aimco common stockholders for the quarter was $38.4 million, compared to net loss of $6.7 million for fourth quarter 2009. Fourth quarter 2010 net loss increased as compared to fourth quarter 2009 primarily due to a decrease of $60.7 million in income from discontinued operations as a result of 2009 and 2010 property sales, partially offset by lower provision for losses on notes receivable of $20.4 million, lower restructuring costs of $8.7 million and an increase of $9.9 million in net operating income of our properties included in continuing operations.
Funds from Operations — FFO is a non-GAAP financial measure defined in the glossary in Aimco’s Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $35.7 million, or $0.31 per share, compared to $16.1 million, or $0.14 per share, in fourth quarter 2009. Pro forma FFO, which represents FFO as prescribed by NAREIT but excludes operating real estate impairment losses and preferred equity redemption related amounts, was $45.3 million, or $0.39 per share, compared to $30.2 million, or $0.26 per share, in fourth quarter 2009. Fourth quarter 2010 Pro forma FFO of $0.39 per share was $0.03 per share above the midpoint of Aimco’s guidance range primarily as a result of higher than expected Conventional Same Store average daily occupancy and a reduction in previously estimated real estate tax obligations due to successful appeals completed during the fourth quarter.

AIMCO 4th Quarter 2010	Page 1

Property Operations
Property operating results discussed below represent Aimco’s Proportionate Share of reported amounts, which reflects property operating results adjusted for Aimco’s ownership in each property. This non-GAAP measure is defined in the Glossary.
Diversified Operating Portfolio — Aimco’s property operations consist primarily of Conventional, with some Affordable, real estate operations. Conventional real estate operations relate to Aimco’s diversified portfolio of market rate apartment communities and include Same Store Properties, Redevelopment Properties, and Other Properties. Conventional Property operations generated 88% of Aimco’s fourth quarter 2010 property net operating income (NOI). See Supplemental Schedules 7a and 7b for detailed information on Aimco’s Conventional real estate portfolio, including selected operating results.
Affordable real estate operations consist of Aimco’s portfolio of properties with rents that are generally paid, in whole or in part, by a government agency. Affordable properties tend to have more stable rents and higher occupancy than Conventional properties due to government rent payments and thus are less affected by market fluctuations. Affordable Property operations generated 12% of Aimco’s fourth quarter 2010 NOI.
Fourth Quarter Portfolio Operating Measures*

	FOURTH QUARTER 2010
	% Aimco	Year-over-year Variance
	NOI	Revenue	Expenses	NOI
Conventional Same Store	80%	1.6%	-3.7%	5.0%
Affordable Same Store	11%	4.9%	-6.0%	15.3%
Total Same Store	91%	2.1%	-4.0%	6.1%

Conventional Redevelopment and Other	8%	8.6%	4.8%	12.0%
Affordable Redevelopment	1%	11.8%	-3.1%	24.2%
Total Portfolio	100%	2.7%	-3.2%	6.8%
Year-to-Date Portfolio Operating Measures*

	FULL YEAR 2010
	% Aimco	Year-over-year Variance
	NOI	Revenue	Expenses	NOI
Conventional Same Store	80%	-0.2%	-1.0%	0.2%
Affordable Same Store	11%	2.6%	0.1%	4.8%
Total Same Store	91%	0.2%	-0.8%	0.8%

Conventional Redevelopment	1%	5.4%	-3.1%	10.9%
Other Conventional	6%	1.9%	2.1%	1.8%
Affordable Redevelopment	2%	8.0%	-8.0%	22.3%
Total Portfolio	100%	1.0%	-0.9%	2.3%

*
The information in these tables relates to properties that Aimco owns and manages, and are classified within continuing operations. Results exclude properties that Aimco owns but does not manage and properties classified within discontinued operations. To ensure comparability between periods, the year-over-year change in Revenue, Expenses and NOI in these tables is based on Aimco’s current period ownership. See the Glossary for additional information about the property categories included in these tables and Schedules 1 and 2 in the Supplemental Information for financial and statistical information for these portfolios.

AIMCO 4th Quarter 2010	Page 2

Conventional Same Store Results — In fourth quarter 2010, the Conventional Same Store portfolio included 180 communities with 61,397 units, in which Aimco had a weighted average ownership of 92%.
Conventional Same Store Operating Measures

	FOURTH QUARTER			FOURTH QUARTER		FULL YEAR
	Year-over-year			Sequential		Year-over-year
	2010	2009	Variance	3rd Qtr	Variance	2010	2009	Variance
$ in millions except rent per unit
Average Daily Occupancy	96.7%	95.3%	1.4%	96.0%	0.7%	96.1%	94.1%	2.0%
Average Rent Per Unit	$1,045	$1,053	-0.8%	$1,044	0.1%	$1,021	$1,055	-3.2%

Revenue	$189.4	$186.4	1.6%	$187.9	0.8%	$641.3	$642.8	-0.2%
Expenses	(69.6)	(72.3)	-3.7%	(70.8)	-1.7%	(247.7)	(250.1)	-1.0%
NOI	$119.8	$114.1	5.0%	$117.1	2.4%	$393.6	$392.7	0.2%
Comparing Conventional Same Store results in fourth quarter 2010 with fourth quarter 2009, total revenue increased $3.0 million, or 1.6%. The increase in revenue was primarily the result of higher average daily occupancy of 96.7% for fourth quarter 2010 compared to 95.3% for fourth quarter 2009. Higher average daily occupancy was offset by lower average rent per unit, down 0.8% or $8 per unit, from $1,053 per unit to $1,045 per unit.
New and renewal lease rates have steadily improved throughout the year. Rental rates on new leases during the fourth quarter were higher than expiring lease rates each month during the quarter and, on average, fourth quarter new lease rates were 0.9% higher than expiring lease rates. By comparison, new lease rates were 7.0% below expiring lease rates in the first quarter, 2.3% below expiring lease rates in the second quarter, and 1.4% below expiring lease rates in the third quarter. For the full year, new lease rates were on average 2.3% below expiring lease rates.
Fourth quarter renewal rates were 1.6% higher than expiring lease rates. This compares to renewal rates that were 0.1% higher than expiring lease rates in the first quarter, 1.9% higher than expiring lease rates in the second quarter, and 1.5% higher than expiring lease rates in the third quarter. For the full year, renewal rates were on average 1.5% higher than expiring lease rates.
During fourth quarter 2010, Conventional Same Store expenses decreased $2.7 million or 3.7%, primarily as a result of lower real estate taxes, reductions in personnel costs, turnover expenses and marketing costs, partially offset by higher employee-related insurance costs. Refer to Supplemental Schedules 6a through 6c for additional details on Conventional Same Store operating results.
Affordable Same Store Results — In fourth quarter 2010, the Affordable Same Store portfolio included 153 communities with 18,359 units, in which Aimco had a weighted average ownership of 65%. For the fourth quarter 2010, average month-end occupancy for the affordable portfolio was 97.6%, an increase of 0.7% from fourth quarter 2009, while average rent per unit increased 3.8% from $780 to $810 per unit. During the fourth quarter 2010, Affordable Same Store expenses decreased 6.0% primarily as a result of lower contract services and administrative expenses.
Portfolio
Aimco’s portfolio strategy focuses on B/B+ quality Conventional apartment communities located in the 20 largest U.S. markets as measured by total apartment value, with a target capital allocation of 10% to Affordable apartment communities.
Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines A-quality assets as those with rents greater than 125% of local market average, B-quality assets as those with rents 90% to 125% of local market average and C-quality assets as those with rents less than 90% of local market average. For the third quarter 2010, the most recent period for which REIS information is available, Aimco’s Conventional Property rents averaged 100% of local market average rents.

AIMCO 4th Quarter 2010	Page 3

For the fourth quarter 2010, average rents for the Conventional portfolio were $1,052 per unit, a 1.0% increase compared to fourth quarter 2009, primarily as a result of the sale of Conventional properties during 2010 with rents averaging 25% lower than the retained portfolio.
Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets. Aimco believes these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. These target markets are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. In executing this strategy, Aimco expects to reduce its investment in markets outside the 20 largest markets and to increase its investment in the 20 largest markets through redevelopment and acquisitions. During fourth quarter 2010, net operating income generated by Conventional properties located in the 20 largest markets accounted for 84.5% of total Conventional Property net operating income, an increase of 1.9% compared to fourth quarter 2009. In fourth quarter 2010, Aimco sold eight Conventional properties and 12 Affordable properties with 1,877 and 1,264 units, respectively, for $117.9 million in gross proceeds. Aimco’s share of net proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $35.8 million.
See Supplemental Schedules 7a and 7b for additional details regarding Aimco’s portfolio quality and capital allocation, and Supplemental Schedule 8 for additional details on disposition activity.
Partnership Transaction Activity — During fourth quarter 2010, Aimco purchased the noncontrolling limited partners’ interests in two properties for a total of $19.9 million. Aimco purchased the noncontrolling limited partners’ 25% interest in a property located in Alexandria, Virginia, for $19.5 million. The property has 1,222 units and is a candidate for redevelopment in the near term.
Balance Sheet and Liquidity

	AS OF DECEMBER 31, 2010
		% of Total	Weighted	Weighted Avg
	Amount	Leverage	Avg Maturity (Yrs)	Rate
Aimco leverage ($ in millions)
Aimco’s share of long-term, non-recourse property debt	$4,865.5	86%	7.8	5.52%
Aimco’s share of other borrowings	34.5	1%	n/a	5.33%
Subtotal debt	4,900.0	87%	7.8	5.52%

Preferred securities	762.1	13%	Perpetual	7.41%

Total leverage	$5,662.1	100%	n/a	5.77%
See Supplemental Schedules 4a and 4b for additional details about Aimco’s non-recourse property debt and Supplemental Schedule 5 for information related to Aimco’s preferred securities.
Aimco’s recourse debt at December 31, 2010, was limited to its revolving credit facility, which Aimco uses for working capital purposes and to secure letters of credit. At the end of fourth quarter, Aimco had no outstanding borrowings on its revolving credit facility and available capacity was $260.3 million, net of $39.7 million of letters of credit backed by the facility.
Aimco’s fourth quarter EBITDA Coverage of Interest and EBITDA Coverage of Interest and Preferred Dividends ratios were 2.07:1 and 1.68:1, compared to third quarter 2010 ratios of 2.05:1 and 1.67:1, respectively. Separately, in connection with its revolving credit facility, Aimco is subject to Debt Service and Fixed Charge Coverage covenants, as defined in the Glossary. For fourth quarter 2010, Aimco’s Debt Service and Fixed Charge Coverage ratios were 1.57:1 and 1.33:1, compared to covenants in place during the quarter of 1.40:1 and 1.20:1, respectively, and third quarter 2010 ratios of 1.58:1 and 1.34:1. Aimco expects to remain in compliance with these covenants.
During fourth quarter 2010, Aimco issued 600,000 shares under its At-the-Market (ATM) offering program at a weighted average price of $24.50 per share, generating $14.4 million in proceeds. The proceeds from the ATM offering were used primarily to fund the cash portion of the acquisition of the noncontrolling limited partners’ 25% interest in the Alexandria, Virginia property described above.
Dividend — Aimco’s Board of Directors declared a cash dividend of $0.12 per share on its Class A Common Stock for the quarter ended December 31, 2010. The dividend is payable February 28, 2011 to shareholders of record on February 18, 2011.

AIMCO 4th Quarter 2010	Page 4

2011 Outlook

	FIRST	FULL
	QUARTER	YEAR

Net loss per share	-$0.36 to -$0.40	-$1.30 to -$1.40
Pro forma FFO per share	$0.33 to $0.37	$1.46 to $1.56

Conventional Same Store Operating Measures
NOI change compared to fourth quarter 2010	-4.0% to -3.0%
NOI change compared to same period 2010	3.5% to 4.5%	2.5% to 4.5%
Average daily occupancy		95.5% - 96.5%
Revenue change compared to 2010		2.0% to 3.0%
Expense change compared to 2010		0.5% to 1.5%

Total Portfolio NOI Change Compared to 2010		2.0% to 4.0%

Asset Management and Tax Credit Activities
Recurring Revenue		$32 million
Recurring Expenses		$8 million

Non-Recurring Revenue		$3 million
Non-Recurring Expenses, including pursuit costs of $2 million		$3 million

Offsite Costs
Property Management Expenses		$43 million
General and Administrative Expenses		$50 million

Capital Expenditures
Conventional Redevelopment		$50 to $75 million
Property Upgrades		$30 to $45 million

Transaction Activities
Gross Acquisitions		None
Gross Dispositions		$350 to $400 million
Gross Partnership Tenders and Mergers		$250 to $300 million

Property Debt Activity
Floating rate property debt to be refinanced at fixed rates*		$170 million
Spread between 2010 in-place floating rates and future fixed rates*		425 basis points

*
As of December 31, 2010, approximately $276.9 million of fixed-rate debt was subject to floating rate total rate of return swaps that mature in 2012. During 2010, Aimco refinanced certain of the loans subject to the swaps, replacing such loans with long-dated, fixed-rate property debt, and expects to do the same in 2011 with certain other loans subject to the swaps. The average interest rate associated with the total rate of return swaps was 1.58% at December 31, 2010. These activities are expected to increase interest expense in 2011 by $0.06 per share when compared to 2010.

AIMCO 4th Quarter 2010	Page 5

Pro forma Funds from Operations Reconciliation
The following table represents a reconciliation of full year 2010 Pro forma FFO to the midpoint of Aimco’s guidance for full year 2011 Pro forma FFO provided in the preceding table.

$ per Share
(at the midpoint)

2010 Pro forma FFO	$1.51
Total portfolio NOI growth	0.13
Offsite costs, including G&A	0.09
Preferred stock dividends	0.02
2010 and 2011 asset sales	(0.12)
Total return swap refinancings	(0.06)
Reduction in non-recurring revenues	(0.05)
Lower interest income due to repayments	(0.03)
Other	0.02
Midpoint of 2011 Pro forma FFO Guidance	$1.51
Conventional Same Store Revenue Detail
The following table represents the assumptions used by Aimco in its 2011 guidance for Conventional Same Store revenue growth of 2.0% to 3.0%.

Conventional Same Store
Revenue Growth
(at the midpoint)

Earn in of 2010 leases (New Leases â 2.3%, Renewals á 1.5%)	0.4%
2011 Projected renewal and new lease rate growth of 3.6%*	1.6%
Other	0.5%
Midpoint of 2011 Guidance	2.5%

*
In establishing guidance, Aimco has taken into consideration 2011 revenue growth in its markets as projected by third party data providers, which estimates currently range from 3.1% to 6.2%. Aimco projects that 2011 revenue growth at the low end of this range would produce 2011 Conventional Same Store revenue growth of approximately 2.3%, or 20 basis points less than the midpoint of Aimco’s guidance of 2.5%. Revenue growth at the high end of the third party estimate range would produce 2011 Conventional Same Store revenue growth of approximately 3.7%, or 120 basis points greater than the midpoint of guidance of 2.5%.

2011 Property Tour Schedule
Management will be hosting property tours in the following cities on the dates indicated. Additional details will be communicated in the coming months.

Markets	Dates

Atlanta/Miami	April 6th – 7th
Philadelphia/Washington DC	July 13th – 14th
Southern California	October 4th – 5th

AIMCO 4th Quarter 2010	Page 6

About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the 20 largest markets in the United States. Aimco is one of the country’s largest owners and operators of both conventional and affordable apartments, with 768 communities serving approximately 500,000 residents in 43 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco’s website at the link http://www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.
Glossary and Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. These measures are defined in the glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.
Contact
Investor Relations 303-691-4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303-691-4327
Earnings Conference Call
Aimco’s fourth quarter 2010 earnings conference call will be held Friday, February 4, 2011, at 1:00 p.m. Eastern time.
Live Conference Call
Domestic Dial-In Number: 1-866-843-0890
International Dial-In Number: 1-412-317-9250
Passcode: 0315855
Conference Call Replay
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Passcode: 447230
The conference call replay will be available until 5:00 p.m. Eastern time on February 11, 2011.
Live and Replay Webcast: http://www.aimco.com/CorporateInformation/About/Financial/news.aspx

AIMCO 4th Quarter 2010	Page 7

Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of first quarter and full year 2011 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.

AIMCO 4th Quarter 2010	Page 8

Consolidated Statements of Operations

(in thousands, except per share data) (unaudited)	(page 1 of 2)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
REVENUES:
Rental and other property revenues	$281,474	$269,362	$1,109,381	$1,081,250
Asset management and tax credit revenues	11,994	17,384	35,553	49,853

Total revenues	293,468	286,746	1,144,934	1,131,103

OPERATING EXPENSES:
Property operating expenses	125,004	122,742	510,179	506,803
Investment management expenses	3,508	3,060	14,487	15,779
Depreciation and amortization	108,722	110,746	426,060	427,666
Provision for operating real estate impairment losses	65	694	352	2,329
General and administrative expenses	14,351	13,033	53,365	56,640
Other expenses, net	7,882	5,769	9,982	14,950
Restructuring costs	—	8,661	—	11,241

Total operating expenses	259,532	264,705	1,014,425	1,035,408

Operating income	33,936	22,041	130,509	95,695

Interest income	3,616	1,709	11,131	9,091
Provision for losses on notes receivable	(665)	(21,097)	(949)	(21,549)
Interest expense	(79,577)	(78,016)	(312,576)	(312,534)
Equity in losses of unconsolidated real estate partnerships	(11,313)	(2,983)	(23,112)	(11,401)
Gain on dispositions of unconsolidated real estate and other	5,265	3,754	10,675	21,570

Loss before income taxes and discontinued operations	(48,738)	(74,592)	(184,322)	(219,128)

Income tax benefit	6,792	11,117	18,433	17,487

Loss from continuing operations	(41,946)	(63,475)	(165,889)	(201,641)

Income from discontinued operations, net [1]	7,734	68,430	76,265	156,841

Net (loss) income	(34,212)	4,955	(89,624)	(44,800)
Noncontrolling interests:
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	11,506	2,223	13,301	(22,541)
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,672)	(1,730)	(4,964)	(6,288)
Net loss attributable to common noncontrolling interests in Aimco Operating Partnership	2,915	758	9,559	9,355

Total noncontrolling interests	12,749	1,251	17,896	(19,474)

Net (loss) income attributable to Aimco	(21,463)	6,206	(71,728)	(64,274)
Net income attributable to Aimco preferred stockholders	(16,964)	(12,935)	(53,590)	(50,566)

Net loss attributable to Aimco common stockholders	$(38,427)	$(6,729)	$(125,318)	$(114,840)

Weighted average common shares outstanding — basic and diluted	116,683	115,871	116,369	114,301

Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.36)	$(0.57)	$(1.48)	$(1.78)
Income from discontinued operations attributable to Aimco stockholders	0.03	0.51	0.40	0.78

Net loss attributable to Aimco common stockholders	$(0.33)	$(0.06)	$(1.08)	$(1.00)

AIMCO 4th Quarter 2010	Page 9

Consolidated Statements of Operations (continued)

Notes to Consolidated Statements of Operations	(page 2 of 2)
[1]	Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Rental and other property revenues	$4,027	$31,673	$42,394	$217,472
Property operating and other expenses	(2,578)	(19,365)	(22,988)	(120,109)
Depreciation and amortization	(1,136)	(10,443)	(10,773)	(67,902)
Provision for operating real estate impairment losses	(3,411)	(13,817)	(12,674)	(54,530)

Operating loss	(3,098)	(11,952)	(4,041)	(25,069)
Interest income	57	59	271	362
Interest expense	(815)	(5,797)	(7,330)	(42,220)
Gain on extinguishment of debt	—	—	—	259

Loss before gain on dispositions of real estate and income taxes	(3,856)	(17,690)	(11,100)	(66,668)
Gain on dispositions of real estate	20,537	88,365	94,901	221,770
Income tax (expense) benefit	(8,947)	(2,245)	(7,536)	1,739

Income from discontinued operations, net	$7,734	$68,430	$76,265	$156,841

Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(3,716)	$(4,240)	$(25,843)	$(61,650)
Noncontrolling interests in Aimco Operating Partnership	(404)	(4,627)	(3,518)	(6,882)

Total noncontrolling interests	(4,120)	(8,867)	(29,361)	(68,532)

Aimco	$3,614	$59,563	$46,904	$88,309

AIMCO 4th Quarter 2010	Page 10

Consolidated Balance Sheets
(in thousands) (unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Buildings and improvements	$7,328,734	$7,130,309
Land	2,139,431	2,121,044
Accumulated depreciation	(2,934,912)	(2,540,026)

Net real estate	6,533,253	6,711,327
Cash and cash equivalents	111,325	81,260
Restricted cash	201,406	218,660
Accounts receivable	49,855	59,822
Accounts receivable from affiliates	8,392	23,744
Deferred financing costs	48,032	50,282
Notes receivable from unconsolidated real estate partnerships	10,896	14,295
Notes receivable from non-affiliates	126,726	125,269
Investment in unconsolidated real estate partnerships	59,282	105,324
Other assets	170,663	185,890
Deferred income tax asset, net	58,736	42,015
Assets held for sale	—	288,580

Total assets	$7,378,566	$7,906,468

LIABILITIES AND EQUITY
Non-recourse property tax-exempt bond financing	$514,506	$574,926
Non-recourse property loans payable	4,943,277	4,761,493
Term loan	—	90,000
Other borrowings	47,018	53,057

Total indebtedness	5,504,801	5,479,476
Accounts payable	27,322	29,819
Accrued liabilities and other	250,106	286,328
Deferred income	150,815	178,878
Security deposits	35,322	34,052
Liabilities related to assets held for sale	—	246,556

Total liabilities	5,968,366	6,255,109

Preferred noncontrolling interests in Aimco Operating Partnership	83,428	86,656
Preferred stock subject to repurchase agreement	20,000	30,000

Equity:
Perpetual preferred stock	657,601	660,500
Class A Common Stock	1,176	1,165
Additional paid-in capital	3,070,882	3,072,665
Accumulated other comprehensive loss	(2,076)	(1,138)
Notes due on common stock purchases	(586)	(1,392)
Distributions in excess of earnings	(2,680,955)	(2,492,082)

Total Aimco equity	1,046,042	1,239,718

Noncontrolling interests in consolidated real estate partnerships	291,458	316,177
Common noncontrolling interests in Aimco Operating Partnership	(30,728)	(21,192)

Total equity	1,306,772	1,534,703

Total liabilities and equity	$7,378,566	$7,906,468

AIMCO 4th Quarter 2010	Page 11

AIMCO 4th Quarter 2010

SUPPLEMENTAL INFORMATION

AIMCO

Apartment Investment and Management Company

Page

3	Schedule 1a	—	Funds From Operations (4Q 2010 v. 4Q 2009)

5	Schedule 1b	—	Funds From Operations (YTD 4Q 2010 v. YTD 4Q 2009)

7	Schedule 2	—	Portfolio Summary

8	Schedule 3	—	Net Asset Value Supplemental Information

10	Schedule 4	—	Non-recourse Property Debt Information

12	Schedule 5	—	Share Data

13	Schedule 6a	—	Conventional Same Store Operating Results (4Q 2010 v. 4Q 2009)

14	Schedule 6b	—	Conventional Same Store Operating Results (4Q 2010 v. 3Q 2010)

15	Schedule 6c	—	Conventional Same Store Operating Results (YTD 4Q 2010 v. YTD 4Q 2009)

16	Schedule 7a	—	Total Conventional Portfolio Data by Market (4Q 2010 v. 4Q 2009)

17	Schedule 7b	—	Total Conventional Portfolio Data by Market (3Q 2010)

18	Schedule 8	—	Property Sales and Acquisition Activity

19	Schedule 9	—	Capital Additions

20	Glossary and Reconciliations

AIMCO 4th Quarter 2010	Page 2

Supplemental Schedule 1 (a)

Funds From Operations	(page 1 of 2)
Three Months Ended December 31, 2010 Compared to Three Months Ended December 31, 2009
(in thousands) (unaudited)

	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$205,997	$—	$(16,314)	$189,683	$202,807	$—	$(17,392)	$185,415
Affordable Same Store	42,628	188	(12,981)	29,835	37,724	211	(9,548)	28,387

Total Same Store	248,625	188	(29,295)	219,518	240,531	211	(26,940)	213,802
Conventional Redevelopment	1,461	—	—	1,461	1,307	—	—	1,307
Other Conventional	20,261	1,187	(2,003)	19,445	18,867	1,150	(2,038)	17,979
Other Affordable	10,963	3,240	(6,781)	7,422	7,672	1,104	(2,676)	6,100
Property management revenues, primarily from affiliates, net	164	(215)	(1,875)	(1,926)	985	(140)	1,514	2,359

Total rental and other property revenues	281,474	4,400	(39,954)	245,920	269,362	2,325	(30,140)	241,547

Property operating expenses
Conventional Same Store	75,853	—	(6,428)	69,425	78,911	—	(7,107)	71,804
Affordable Same Store	19,683	106	(6,718)	13,071	18,874	137	(5,163)	13,848

Total Same Store	95,536	106	(13,146)	82,496	97,785	137	(12,270)	85,652
Conventional Redevelopment	1,005	—	—	1,005	495	—	—	495
Other Conventional	8,788	776	(907)	8,657	9,079	795	(954)	8,920
Other Affordable	5,808	1,857	(4,006)	3,659	4,005	608	(1,529)	3,084
Casualties	1,050	—	(216)	834	(204)	(3)	1,089	882
Property management expenses	12,817	—	—	12,817	11,582	—	—	11,582

Total property operating expenses	125,004	2,739	(18,275)	109,468	122,742	1,537	(13,664)	110,615

Net real estate operations	156,470	1,661	(21,679)	136,452	146,620	788	(16,476)	130,932

Amortization of deferred tax credit income	8,111	—	—	8,111	12,733	—	—	12,733
Asset management revenues	74	—	620	694	472	—	1,030	1,502
Transaction revenues [1]	3,809	—	1,195	5,004	4,179	—	—	4,179

Total asset management and tax credit revenues	11,994	—	1,815	13,809	17,384	—	1,030	18,414

Investment management expenses	(3,508)	—	—	(3,508)	(3,060)	—	—	(3,060)
Depreciation and amortization related to non-real estate assets	(3,251)	(5)	58	(3,198)	(4,168)	(2)	53	(4,117)
General and administrative expenses	(14,351)	(4)	377	(13,978)	(13,033)	(6)	(33)	(13,072)
Other income (expense), net	(7,882)	(1,007)	3,382	(5,507)	(5,769)	(3,249)	3,666	(5,352)
Restructuring costs	—	—	—	—	(8,661)	—	—	(8,661)
Interest income	3,616	(56)	623	4,183	1,709	18	329	2,056
Provision for losses on notes receivable	(665)	—	(1,227)	(1,892)	(21,097)	—	(207)	(21,304)
Interest expense	(79,577)	(933)	10,664	(69,846)	(78,016)	(435)	9,004	(69,447)
Gain on disposition of non-depreciable assets	807	—	—	807	1,000	—	—	1,000
Income tax benefit	6,791	—	—	6,791	13,232	—	—	13,232
Discontinued operations, net of non-FFO items	1,071	—	(1,882)	(811)	6,856	—	(309)	6,547
Preferred dividends and distributions	(14,346)	—	—	(14,346)	(14,665)	—	—	(14,665)
Preferred equity redemption related amounts	(4,290)	—	—	(4,290)	—	—	—	—
Operating real estate impairment losses, net of related income tax benefit	(3,042)	(10,155)	7,085	(6,112)	(13,016)	911	(3,311)	(15,416)
Common noncontrolling interests in Aimco Operating Partnership	(2,716)	—	—	(2,716)	(1,002)	—	—	(1,002)
Amounts allocated to participating securities	(120)	—	—	(120)	(29)	—	—	(29)

Funds From Operations	47,001	(10,499)	(784)	35,718	24,285	(1,975)	(6,254)	16,056

Operating real estate impairment losses, net	3,042	10,155	(7,085)	6,112	13,016	(911)	3,311	15,416
Preferred equity redemption related amounts	4,290	—	—	4,290	—	—	—	—
Noncontrolling interests in Aimco Operating Partnership	(727)	—	—	(727)	(1,135)	—	—	(1,135)
Amounts allocated to participating securities	(48)	—	—	(48)	(95)	—	—	(95)

Pro forma Funds From Operations	$53,558	$(344)	$(7,869)	$45,345	$36,071	$(2,886)	$(2,943)	$30,242

		Weighted average shares — diluted FFO		117,047		Weighted average shares — diluted FFO		116,072

		Per Share:				Per Share:
		Funds From Operations		$0.31		Funds From Operations		$0.14
		Pro forma Funds From Operations		$0.39		Pro forma Funds From Operations		$0.26

AIMCO 4th Quarter 2010	Page 3

Supplemental Schedule 1 (a) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)
Three Months Ended December 31, 2010 Compared to Three Months Ended December 31, 2009
(in thousands) (unaudited)

	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Pro Forma Funds From Operations	$53,558	$(344)	$(7,869)	$45,345	$36,071	$(2,886)	$(2,943)	$30,242

Adjustments related to continuing operations:
Depreciation and amortization	(108,722)	(961)	15,171	(94,512)	(110,746)	(1,207)	10,737	(101,216)
Depreciation and amortization related to non-real estate assets	3,251	5	(58)	3,198	4,168	2	(53)	4,117
Provision for operating real estate impairment losses	(65)	—	—	(65)	(694)	—	—	(694)
Income tax benefit on real estate impairment losses	434	—	—	434	1,455	—	—	1,455
Gain on dispositions of and impairments related to unconsolidated entities and other	5,265	(10,013)	6,096	1,348	3,754	1,108	(1,586)	3,276
Income tax benefit (expense) on gain on dispositions of real estate related to unconsolidated entities	1	—	—	1	(2,035)	—	—	(2,035)
Gain on dispositions of non-depreciable assets and other	(807)	—	—	(807)	(1,001)	—	—	(1,001)

Adjustments related to discontinued operations:
Depreciation and amortization	(1,136)	—	438	(698)	(10,443)	—	1,042	(9,401)
Depreciation and amortization related to non-real estate assets	6	—	(2)	4	52	—	16	68
Provision for operating real estate impairment losses	(3,411)	—	(3,063)	(6,474)	(13,817)	—	(3,039)	(16,856)
Gain on dispositions of real estate	20,537	—	793	21,330	88,365	—	(1,951)	86,414
Income tax expense arising from disposals	(9,767)	—	—	(9,767)	(4,116)	—	—	(4,116)

Total adjustments	$(94,414)	$(10,969)	$19,375	$(86,008)	$(45,058)	$(97)	$5,166	$(39,989)

Noncontrolling interests in Aimco Operating Partnership’s share of adjustments	6,358	—	—	6,358	2,894	—	—	2,894
Amounts allocable to participating securities	168	—	—	168	124	—	—	124
Preferred equity redemption related amounts	(4,290)	—	—	(4,290)	—	—	—	—
Equity in losses of unconsolidated real estate partnerships	(11,313)	11,313	—	—	(2,983)	2,983	—	—
Net loss attributable to noncontrolling interests in consolidated real estate partnerships	11,506	—	(11,506)	—	2,223	—	(2,223)	—

Net loss attributable to Aimco common stockholders	$(38,427)	$—	$—	$(38,427)	$(6,729)	$—	$—	$(6,729)

Notes

[1]	Transaction revenues consisted of the following:

	Three Months	Three Months
	Ended	Ended
	December 31, 2010	December 31, 2009
Transaction revenues
Promotes	$—	$2,880
Other GP transactional fees	2,407	1,299
Tax credit syndication fees	1,402	—

Total transaction revenues	$3,809	$4,179

AIMCO 4th Quarter 2010	Page 4

Supplemental Schedule 1 (b)

Funds From Operations	(page 1 of 2)
Year Ended December 31, 2010 Compared to Year Ended December 31, 2009
(in thousands) (unaudited)

	Year Ended December 31, 2010				Year Ended December 31, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$816,986	$—	$(68,608)	$748,378	$813,853	$—	$(69,451)	$744,402
Affordable Same Store	167,529	727	(51,404)	116,852	150,885	842	(38,394)	113,333

Total Same Store	984,515	727	(120,012)	865,230	964,738	842	(107,845)	857,735
Conventional Redevelopment	5,661	—	—	5,661	4,442	—	—	4,442
Other Conventional	77,194	4,730	(8,047)	73,877	75,758	5,511	(7,981)	73,288
Other Affordable	39,152	10,082	(22,696)	26,538	31,230	4,707	(11,339)	24,598
Property management revenues, primarily from affiliates, net	2,859	(733)	3,839	5,965	5,082	(610)	6,391	10,863

Total rental and other property revenues	1,109,381	14,806	(146,916)	977,271	1,081,250	10,450	(120,774)	970,926

Property operating expenses
Conventional Same Store	312,904	—	(27,519)	285,385	318,189	—	(28,536)	289,653
Affordable Same Store	79,453	501	(26,836)	53,118	72,116	578	(20,001)	52,693

Total Same Store	392,357	501	(54,355)	338,503	390,305	578	(48,537)	342,346
Conventional Redevelopment	2,532	—	—	2,532	1,967	—	—	1,967
Other Conventional	37,155	3,008	(3,941)	36,222	36,714	3,643	(3,910)	36,447
Other Affordable	20,255	5,897	(13,097)	13,055	16,766	2,479	(6,778)	12,467
Casualties	9,694	21	510	10,225	9,839	75	336	10,250
Property management expenses	48,186	—	—	48,186	51,212	—	—	51,212

Total property operating expenses	510,179	9,427	(70,883)	448,723	506,803	6,775	(58,889)	454,689

Net real estate operations	599,202	5,379	(76,033)	528,548	574,447	3,675	(61,885)	516,237

Amortization of deferred tax credit income	28,929	—	—	28,929	36,362	—	—	36,362
Asset management revenues	417	(67)	3,127	3,477	2,389	—	2,207	4,596
Transaction revenues [1]	6,207	—	1,623	7,830	11,102	—	—	11,102

Total asset management and tax credit revenues	35,553	(67)	4,750	40,236	49,853	—	2,207	52,060

Investment management expenses	(14,487)	—	—	(14,487)	(15,779)	—	—	(15,779)
Depreciation and amortization related to non-real estate assets	(14,552)	(9)	245	(14,316)	(16,563)	(8)	214	(16,357)
General and administrative expenses	(53,365)	(17)	1,418	(51,964)	(56,640)	(7)	2,315	(54,332)
Other income (expense), net	(9,982)	(5,036)	11,049	(3,969)	(14,950)	(8,151)	17,076	(6,025)
Restructuring costs	—	—	—	—	(11,241)	—	—	(11,241)
Interest income	11,131	(196)	2,213	13,148	9,091	69	2,301	11,461
Provision for losses on notes receivable	(949)	—	(2,271)	(3,220)	(21,549)	—	(1,087)	(22,636)
Interest expense	(312,576)	(3,057)	42,039	(273,594)	(312,534)	(2,135)	35,529	(279,140)
Gain on disposition of non-depreciable assets	806	—	—	806	7,783	—	—	7,783
Income tax benefit	18,442	—	—	18,442	19,069	—	—	19,069
Discontinued operations, net of non-FFO items	13,137	—	(3,321)	9,816	58,880	—	(6,963)	51,917
Preferred dividends and distributions	(58,808)	—	—	(58,808)	(58,503)	—	—	(58,503)
Preferred equity redemption related amounts	254	—	—	254	1,649	—	—	1,649
Operating real estate impairment losses, net of related income tax benefit	(12,622)	(21,209)	16,506	(17,325)	(53,105)	—	(6,145)	(59,250)
Common noncontrolling interests in Aimco Operating Partnership	(11,962)	—	—	(11,962)	(10,154)	—	—	(10,154)
Amounts allocated to participating securities	(655)	—	—	(655)	(773)	—	—	(773)

Funds From Operations	188,567	(24,212)	(3,405)	160,950	148,981	(6,557)	(16,438)	125,986

Operating real estate impairment losses, net	12,622	21,209	(16,506)	17,325	53,105	—	6,145	59,250
Preferred equity redemption related amounts	(254)	—	—	(254)	(1,649)	—	—	(1,649)
Noncontrolling interests in Aimco Operating Partnership	(1,191)	—	—	(1,191)	(4,304)	—	—	(4,304)
Amounts allocated to participating securities	(82)	—	—	(82)	(448)	—	—	(448)

Pro forma Funds From Operations	$199,662	$(3,003)	$(19,911)	$176,748	$195,685	$(6,557)	$(10,293)	$178,835

		Weighted average shares — diluted FFO		116,693		Weighted average shares — diluted FFO		115,563

		Per Share:				Per Share:
		Funds From Operations		$1.38		Funds From Operations		$1.09
		Pro forma Funds From Operations		$1.51		Pro forma Funds From Operations		$1.55

AIMCO 4th Quarter 2010	Page 5

Supplemental Schedule 1 (b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)
Year Ended December 31, 2010 Compared to Year Ended December 31, 2009
(in thousands) (unaudited)

	Year Ended December 31, 2010				Year Ended December 31, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Pro Forma Funds From Operations	$199,662	$(3,003)	$(19,911)	$176,748	$195,685	$(6,557)	$(10,293)	$178,835

Adjustments related to continuing operations:
Depreciation and amortization	(426,060)	(5,564)	52,119	(379,505)	(427,666)	(5,476)	43,903	(389,239)
Depreciation and amortization related to non-real estate assets	14,552	9	(245)	14,316	16,563	8	(214)	16,357
Provision for operating real estate impairment losses	(352)	—	—	(352)	(2,329)	—	—	(2,329)
Income tax benefit on real estate impairment losses	434	—	—	434	4,075	—	—	4,075
Gain on dispositions of and impairments related to unconsolidated entities and other	10,675	(14,554)	3,860	(19)	21,570	624	(1,251)	20,943
Income tax expense on gain on dispositions of real estate related to unconsolidated entities	(8)	—	—	(8)	(1,582)	—	—	(1,582)
Gain on dispositions of non-depreciable assets and other	(807)	—	—	(807)	(7,783)	—	—	(7,783)

Adjustments related to discontinued operations:
Depreciation and amortization	(10,773)	—	2,726	(8,047)	(67,902)	—	7,706	(60,196)
Depreciation and amortization related to non-real estate assets	59	—	15	74	336	—	15	351
Provision for operating real estate impairment losses	(12,674)	—	(4,531)	(17,205)	(54,530)	—	(6,783)	(61,313)
Gain on dispositions of real estate	94,901	—	(20,732)	74,169	221,770	—	(55,624)	166,146
Income tax expense arising from disposals	(8,819)	—	—	(8,819)	(5,788)	—	—	(5,788)

Total adjustments	$(338,872)	$(20,109)	$33,212	$(325,769)	$(303,266)	$(4,844)	$(12,248)	$(320,358)

Noncontrolling interests in Aimco Operating Partnership’s share of adjustments	22,712	—	—	22,712	23,813	—	—	23,813
Amounts allocable to participating securities	737	—	—	737	1,221	—	—	1,221
Preferred equity redemption related amounts	254	—	—	254	1,649	—	—	1,649
Equity in losses of unconsolidated real estate partnerships	(23,112)	23,112	—	—	(11,401)	11,401	—	—
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	13,301	—	(13,301)	—	(22,541)	—	22,541	—

Net loss attributable to Aimco common stockholders	$(125,318)	$—	$—	$(125,318)	$(114,840)	$—	$—	$(114,840)

Notes

[1]	Transaction revenues consisted of the following:

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009
Transaction revenues
Promotes	$2,727	$4,428
Other GP transactional fees	4,496	6,492
Tax credit syndication fees	(1,016)	182

Total transaction revenues	$6,207	$11,102

AIMCO 4th Quarter 2010	Page 6

Supplemental Schedule 2
Portfolio Summary
As of December 31, 2010
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Owned Real Estate Portfolio:
Conventional Same Store	180	61,397	56,615	92%
Affordable Same Store	153	18,359	11,985	65%

Total Same Store	333	79,756	68,600	86%

Conventional Redevelopment [1]	4	1,555	1,555	100%
Other Conventional	35	6,020	4,427	74%
Other Affordable	75	8,181	2,737	33%

Total owned real estate portfolio	447	95,512	77,319	81%

Total Conventional owned real estate portfolio	219	68,972	62,597	91%

Total Affordable owned real estate portfolio	228	26,540	14,722	55%

Fee-Managed Portfolio:
Property-Managed for third parties	20	2,373
Asset-Managed	301	24,809

Total fee-managed portfolio	321	27,182

Total Portfolio	768	122,694

[1]
At December 31, 2010, Aimco’s Conventional Redevelopment portfolio included four properties. Two of these properties are expected to be stabilized in first quarter 2011, after which point they will be included in Aimco’s Conventional Same Store portfolio. As of first quarter 2011, the only properties that are expected to remain in Aimco’s Conventional Redevelopment portfolio are Lincoln Place and Pacific Bay Vistas (formerly Treetops), which properties are substantially vacant at December 31, 2010.

AIMCO 4th Quarter 2010	Page 7

Supplemental Schedule 3

Net Asset Value Supplemental Information	(page 1 of 2)
(in thousands) (unaudited)
One measure of stockholder value is Net Asset Value (NAV), which is the estimated fair value of assets, net of debt and preferred equity. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the supplemental information provided below.
Trailing Twelve Month Net Operating Income Data

	Proportionate Property Net Operating Income
	Conventional Same		Conventional
	Store and Other	Affordable	Redevelopment	Total
Rental and other property revenues	$822,255	$143,390	$5,661	$971,306
Property operating expenses	(321,607)	(66,173)	(2,532)	(390,312)

Property NOI	500,648	77,217	3,129	580,994

Assumed property management fee (3.5% of revenues)	(28,779)	(5,019)	(198)	(33,996)

Property NOI net of assumed property management fee	$471,869	$72,198	$2,931	$546,998

Proportionate Balance Sheet Data
As of December 31, 2010

		Proportionate
	Consolidated	Share of		Proportionate
	GAAP	Unconsolidated	Noncontrolling	Balance
	Balance Sheet	Partnerships	Interests	Sheet
Assets
Real estate	$9,468,165	$73,599	$(1,027,559)	$8,514,205
Accumulated depreciation	(2,934,912)	(24,979)	469,268	(2,490,623)

Net real estate [1]	6,533,253	48,620	(558,291)	6,023,582

Cash and cash equivalents	111,325	2,998	(31,436)	82,887
Restricted cash	201,406	6,996	(41,358)	167,044
Accounts receivable	58,247	479	(8,158)	50,568
Notes receivable [2]	137,622	—	56,514	194,136
Investment in unconsolidated real estate partnerships [3]	59,282	(9,787)	(40,052)	9,443
Deferred financing costs [4]	48,032	338	(7,970)	40,400
Goodwill [4]	67,094	—	—	67,094
Investment in management contracts [4]	1,005	—	—	1,005
Other assets	161,300	1,040	(6,067)	156,273

Total assets	$7,378,566	$50,684	$(636,818)	$6,792,432

Liabilities and Equity
Non-recourse property debt	$5,457,783	$35,187	$(627,433)	$4,865,537
Other borrowings	47,018	2,042	(14,547)	34,513
Deferred income [5]	150,815	78	—	150,893
Other liabilities	312,750	13,377	(83,465)	242,662

Total liabilities	5,968,366	50,684	(725,445)	5,293,605

Preferred noncontrolling interests in Aimco Operating Partnership [6]	83,428	—	—	83,428
Preferred stock subject to repurchase agreement [6]	20,000	—	—	20,000
Perpetual preferred stock [6]	657,601	—	—	657,601
Other Aimco equity	388,441	—	380,085	768,526
Noncontrolling interests in consolidated real estate partnerships	291,458	—	(291,458)	—
Common noncontrolling interests in Aimco Operating Partnership	(30,728)	—	—	(30,728)

Total liabilities and equity	$7,378,566	$50,684	$(636,818)	$6,792,432

AIMCO 4th Quarter 2010	Page 8

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information	(page 2 of 2)
(in thousands) (unaudited)

[1]
Net real estate includes Lincoln Place and Pacific Bay Vistas (formerly Treetops), which are predominantly vacant and have December 31, 2010 net book values of $152.3 million and $36.8 million, respectively, or $189.1 million in total. Aimco refers to these properties collectively as part of its redevelopment pipeline.

[2]
Aimco has notes receivable from consolidated partnerships that are eliminated in the consolidated balance sheet. The noncontrolling partners’ share of amounts payable to Aimco pursuant to those notes is added to the GAAP-based amounts to arrive at the proportionate balance presented.

[3]
Aimco’s internal NAV estimate is computed based on Aimco’s share of NOI and as such takes into account Aimco’s share of NOI attributable to unconsolidated partnerships. For this reason, investment in unconsolidated real estate partnerships is excluded from non-real estate assets in Aimco’s internal NAV computation.

[4]
Deferred financing costs, goodwill and investment in management contracts represent non-tangible assets for which cash has already been paid by Aimco. As such, these amounts are excluded from Aimco’s internal NAV computation.

[5]
Deferred income consists primarily of cash contributions received in connection with Aimco’s tax credit activities, which are deferred upon receipt and amortized into earnings in future periods as the tax credits and related tax benefits are delivered to the tax credit investors. Certain of Aimco’s tax credit arrangements provide for contributions to be made in installments, which contributions are not reflected in Aimco’s consolidated financial statements until such time as the contributions are received.

Deferred income, including deferred tax credit income, represents a non-cash obligation, the amortization of which represents non-cash income in future periods. These non-cash liabilities and related income streams are excluded from Aimco’s internal estimates of NAV. However, amortization of deferred tax credit income is included in net income and, as such, FFO. Projected amortization of deferred tax credit contributions received and to be received is presented below.

December 31, 2010
Deferred tax credit income balance	$107,838
Contributions to be received in the future	67,369

Total to be amortized	$175,207

	Amortization of	Estimated	Projected Income,
	Deferred Income	Income Taxes	net of tax
Year Ending December 31,
2011	$27,158	$(10,592)	$16,566
2012	26,803	(10,453)	16,350
2013	26,398	(10,295)	16,103
2014	25,356	(9,889)	15,467
2015	21,662	(8,448)	13,214
Thereafter	47,830	(18,654)	29,176

Total	$175,207	$(68,331)	$106,876

[6]
Aimco’s internal NAV computation includes Preferred noncontrolling interests in Aimco Operating Partnership, Preferred stock subject to repurchase agreement and Perpetual preferred stock as a reduction of NAV attributable to Aimco common stockholders. See Schedule 5.

AIMCO 4th Quarter 2010	Page 9

Supplemental Schedule 4
Non-recourse Property Debt Information As of December 31, 2010 (dollars in thousands) (unaudited)	(page 1 of 2)
Property Debt Balances and Characteristics

		Proportionate
		Share of			Weighted
		Unconsolidated	Noncontrolling	Total Aimco	Average	Weighted
Debt	Consolidated	Partnerships	Interests	Share	Maturity (years)	Average Rate

Conventional Portfolio:
Fixed rate loans payable	$4,336,711	$—	$(369,664)	$3,967,047	7.0	6.03%
Floating rate loans payable [1]	56,521	—	(2,051)	54,470	2.2	2.13%

Total property loans payable	4,393,232	—	(371,715)	4,021,517	7.0	5.98%

Fixed rate tax-exempt bonds	52,074	—	(3,338)	48,736	5.8	6.75%
Floating rate tax-exempt bonds [1]	250,187	—	(5,242)	244,945	5.9	0.67%

Total property tax-exempt bond financing	302,261	—	(8,580)	293,681	5.9	1.71%

Total Conventional portfolio	4,695,493	—	(380,295)	4,315,198	6.9	5.70%

Affordable Portfolio:
Fixed rate loans payable	519,160	33,594	(214,023)	338,731	13.7	4.82%
Floating rate loans payable	30,885	9	(17,421)	13,473	7.7	3.40%

Total property loans payable	550,045	33,603	(231,444)	352,204	13.4	4.74%

Fixed rate tax-exempt bonds	88,037	1,584	(15,694)	73,927	23.9	5.11%
Floating rate tax-exempt bonds [1]	124,208	—	—	124,208	4.7	2.54%

Total property tax-exempt bond financing	212,245	1,584	(15,694)	198,135	12.7	3.61%

Total Affordable portfolio	762,290	35,187	(247,138)	550,339	13.2	4.43%

Total non-recourse property debt	$5,457,783	$35,187	$(627,433)	$4,865,537	7.8	5.52%

[1]
Floating rate debt presented above includes $276.9 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At December 31, 2010, the carrying amount of this debt totaled $257.4 million, after recognition of changes in the debt’s fair value.

Aimco Share Property Debt

					% of Floating
	Amount	% of Total		Amount	Rate Debt
Fixed rate debt	$4,428,441	91%	Floating rate tax-exempt bonds	$369,153	84%
Floating rate debt	437,096	9%	Floating rate loans payable	67,943	16%

Total	$4,865,537		Total	$437,096

				Maturities as
				a Percent	Average Rate on
	Amortization	Maturities	Total	of Total Debt	Maturing Debt
2011 Q1	$20,133	$—	$20,133	—	—
2011 Q2 [2]	20,971	93,736	114,707	1.93%	5.67%
2011 Q3	20,387	—	20,387	—	—
2011 Q4	21,545	11,193	32,738	0.23%	4.87%

Total 2011	83,036	104,929	187,965	2.16%	5.58%

2012 Q1	21,075	17,194	38,269	0.35%	5.15%
2012 Q2 [3]	21,828	276,509	298,337	5.68%	0.86%
2012 Q3	21,289	80,815	102,104	1.66%	6.21%
2012 Q4	21,317	42,663	63,980	0.88%	3.16%

Total 2012	85,509	417,181	502,690	8.57%	2.43%

2013	81,228	302,986	384,214	6.23%	5.48%
2014	78,212	357,052	435,264	7.34%	5.64%
2015	74,749	367,094	441,843	7.54%	5.17%
2016	67,387	415,406	482,793	8.54%	5.49%
2017	59,926	442,198	502,124	9.09%	5.95%
2018	56,019	73,383	129,402	1.51%	6.09%
2019	46,364	462,200	508,564	9.50%	5.99%
2020	37,242	388,360	425,602	7.98%	6.44%
Thereafter	297,275	567,801	865,076	11.67%	5.01%

Total	$966,947	$3,898,590	$4,865,537

[2]	Q2 2011 maturities include $79.4 million that is rate-locked for refinance.

[3]
Q2 2012 maturities include approximately $247.7 million of debt ($228.7 million at carrying amount) subject to total return swaps for which the swap maturity dates are in 2012 and the related debt maturities are beyond 2012.

AIMCO 4th Quarter 2010	Page 10

Supplemental Schedule 4 (continued)
Non-recourse Property Debt Information As of December 31, 2010 (in millions) (unaudited)	(page 2 of 2)
Year-to-Date Property Loan Closings

	Original	New		Aimco
	Loan	Loan	Net	Net	Prior	New
Original Loan Maturity Year	Amount	Amount [1]	Proceeds [2]	Proceeds [3]	Rate	Rate

2012 [4]	$57.0	$80.8	$22.9	$23.0	1.15%	5.29%
2013	189.4	245.6	54.7	53.6	6.35%	5.55%
2014 [5]	17.3	23.4	6.4	4.8	5.64%	4.37%
2017	4.9	16.8	10.8	10.8	7.02%	5.02%
2019	1.3	1.7	0.5	0.2	8.45%	5.84%
2020 [5]	7.5	16.4	9.9	4.7	7.73%	5.23%
2023	3.3	6.9	1.7	2.2	8.82%	4.76%
2030 [5]	13.4	18.5	5.2	5.2	5.84%	4.50%
New loans	—	39.3	38.7	34.4	—	6.24%

Totals	$294.1	$449.4	$150.8	$138.9	5.36%	5.42%

[1]	New loans typically have terms ranging from 7 to 10 years.

[2]	Net Proceeds is after transaction costs and prepayment penalties.

[3]	Aimco Net Proceeds is after payment of distributions to noncontrolling partners.

[4]	The Original Loan had a variable interest rate indexed to SIFMA, which was significantly less than the New Loan’s fixed rate.

[5]	Net Proceeds for certain of these loans includes escrowed funds released upon repayment of the original loan.
Debt Ratios

	Amount	Covenant

Debt service coverage ratio	1.57:1	1.40:1
Fixed charge coverage ratio	1.33:1	1.20:1
EBITDA coverage of interest	2.07:1	n/a
EBITDA coverage of interest and preferred dividends	1.68:1	n/a
Credit Ratings

Moody’s Investor Service	Corporate Family Rating	Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (negative)

AIMCO 4th Quarter 2010	Page 11

Supplemental Schedule 5
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units	Date First
	Outstanding	Available for
	as of	Redemption by
	December 31, 2010	Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class T	6,000	7/31/2008	8.000%	$150,000
Class U	12,000	3/24/2009	7.750%	300,000
Class V	3,450	9/29/2009	8.000%	86,250
Class Y	3,450	12/21/2009	7.875%	86,250
Series A Community Reinvestment Act [1]	—	6/30/2011	1.540%	57,000

Total perpetual preferred stock				679,500
Preferred Partnership Units [2]	3,063		8.095%	82,554

Total outstanding preferred securities				$762,054

Common Stock, Partnership Units and Equivalents

		Three Months Ended		Year Ended
	As of	December 31, 2010		December 31, 2010
	December 31, 2010	EPS	FFO	EPS	FFO
Class A Common Stock outstanding	117,063	116,683	116,683	116,369	116,369
Dilutive securities:
Options, restricted stock and officer loan shares	778	—	364	—	324

Total shares and dilutive share equivalents	117,841	116,683	117,047	116,369	116,693

Common Partnership Units and equivalents [3]	8,470

Total shares, units and dilutive share equivalents	126,311

Notes

[1]
Represents 114 shares at a liquidation preference per share of $500,000. The remaining amount at December 31, 2010, includes $20.0 million, which is subject to a repurchase agreement and is classified within temporary equity in the consolidated balance sheet. The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly period.

[2]	Coupon is based on a weighted average of all outstanding series of Preferred Partnership Units.

[3]
Includes the Aimco Operating Partnership’s common OP Units and Class I High Performance Units, which are included in common noncontrolling interests in Aimco Operating Partnership within Aimco’s consolidated financial statements and on Supplemental Schedule 1.

AIMCO 4th Quarter 2010	Page 12

Supplemental Schedule 6(a)
Conventional Same Store Operating Results
Fourth Quarter 2010 Compared to Fourth Quarter 2009
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	4Q 2010	4Q 2009	Growth	4Q 2010	4Q 2009	Growth	4Q 2010	4Q 2009	Growth	4Q 2010	4Q 2010	4Q 2009	4Q 2010	4Q 2009

Target Markets
Los Angeles	13	3,949	3,297	$18,848	$18,661	1.0%	$5,946	$6,293	-5.5%	$12,902	$12,368	4.3%	68.5%	97.3%	95.7%	$1,979	$2,006
Orange County	4	1,213	1,143	5,396	5,245	2.9%	1,980	1,786	10.9%	3,416	3,459	-1.2%	63.3%	95.7%	95.9%	1,517	1,499
San Diego	6	2,143	2,073	8,150	7,670	6.3%	2,483	2,318	7.1%	5,667	5,352	5.9%	69.5%	96.1%	95.5%	1,229	1,199

Southern CA Total	23	7,305	6,513	32,394	31,576	2.6%	10,409	10,397	0.1%	21,985	21,179	3.8%	67.9%	96.7%	95.7%	1,685	1,685
East Bay	2	413	353	1,386	1,360	1.9%	598	608	-1.6%	788	752	4.8%	56.9%	96.9%	94.7%	1,212	1,220
San Jose	1	224	224	1,036	1,046	-1.0%	423	429	-1.4%	613	617	-0.6%	59.2%	97.7%	96.2%	1,456	1,521
San Francisco	4	711	711	3,344	3,296	1.5%	1,235	1,254	-1.5%	2,109	2,042	3.3%	63.1%	97.6%	96.5%	1,458	1,437

Northern CA Total	7	1,348	1,288	5,766	5,702	1.1%	2,256	2,291	-1.5%	3,510	3,411	2.9%	60.9%	97.6%	96.5%	1,383	1,386

Seattle	3	413	310	1,368	1,236	10.7%	505	488	3.5%	863	748	15.4%	63.1%	97.4%	97.7%	1,281	1,197

Pacific Total	33	9,066	8,111	39,528	38,514	2.6%	13,170	13,176	0.0%	26,358	25,338	4.0%	66.7%	96.8%	95.8%	1,621	1,618

Suburban New York — New Jersey	4	1,162	944	3,519	3,635	-3.2%	1,281	1,130	13.4%	2,238	2,505	-10.7%	63.6%	94.5%	94.8%	1,180	1,206
Washington — NoVA — MD	15	6,711	6,592	25,274	24,457	3.3%	7,664	7,737	-0.9%	17,610	16,720	5.3%	69.7%	97.4%	96.9%	1,220	1,197
Boston	11	4,129	4,129	14,622	14,705	-0.6%	5,249	5,403	-2.9%	9,373	9,302	0.8%	64.1%	96.8%	96.7%	1,160	1,175
Philadelphia	6	3,573	3,304	13,498	13,076	3.2%	5,168	5,399	-4.3%	8,330	7,677	8.5%	61.7%	96.4%	94.6%	1,232	1,231

Northeast Total	36	15,575	14,969	56,913	55,873	1.9%	19,362	19,669	-1.6%	37,551	36,204	3.7%	66.0%	96.8%	96.2%	1,204	1,199

Miami	5	2,471	2,359	12,002	11,649	3.0%	3,705	5,429	-31.8%	8,297	6,220	33.4%	69.1%	98.3%	97.1%	1,546	1,532
Palm Beach — Fort Lauderdale	3	893	893	2,349	2,406	-2.4%	1,203	1,294	-7.0%	1,146	1,112	3.1%	48.8%	95.2%	95.4%	814	848
Orlando	8	2,236	2,020	4,649	4,672	-0.5%	2,127	2,121	0.3%	2,522	2,551	-1.1%	54.2%	95.3%	94.1%	712	728
Tampa	6	1,755	1,621	3,837	3,911	-1.9%	1,684	1,620	4.0%	2,153	2,291	-6.0%	56.1%	96.5%	96.0%	710	735
Jacksonville	4	1,643	1,404	3,456	3,491	-1.0%	1,509	1,605	-6.0%	1,947	1,886	3.2%	56.3%	97.5%	95.6%	760	782

Florida Total	26	8,998	8,297	26,293	26,129	0.6%	10,228	12,069	-15.3%	16,065	14,060	14.3%	61.1%	96.8%	95.7%	963	975
Houston	6	2,101	1,780	3,671	3,801	-3.4%	1,723	1,693	1.8%	1,948	2,108	-7.6%	53.1%	92.1%	92.2%	665	698
Denver	9	2,553	1,991	5,746	5,497	4.5%	1,805	1,898	-4.9%	3,941	3,599	9.5%	68.6%	98.2%	95.9%	791	786
Phoenix	16	3,933	3,425	6,904	6,958	-0.8%	3,077	3,258	-5.6%	3,827	3,700	3.4%	55.4%	97.0%	93.9%	591	631
Dallas — Fort Worth	2	569	569	1,319	1,327	-0.6%	654	629	4.0%	665	698	-4.7%	50.4%	97.4%	94.3%	697	715
Atlanta	4	992	738	2,115	2,034	4.0%	814	822	-1.0%	1,301	1,212	7.3%	61.5%	98.1%	94.7%	901	900

Sunbelt Total	63	19,146	16,800	46,048	45,746	0.7%	18,301	20,369	-10.2%	27,747	25,377	9.3%	60.3%	96.6%	94.9%	820	838

Chicago	14	4,444	4,159	14,534	14,413	0.8%	5,438	5,151	5.6%	9,096	9,262	-1.8%	62.6%	97.2%	94.7%	1,063	1,080

Total Target Markets	146	48,231	44,039	157,023	154,546	1.6%	56,271	58,365	-3.6%	100,752	96,181	4.8%	64.2%	96.7%	95.5%	1,117	1,125

Other
Baltimore	3	701	628	2,246	2,146	4.7%	799	861	-7.2%	1,447	1,285	12.6%	64.4%	97.2%	95.0%	1,127	1,098
Indianapolis — Fort Wayne	2	2,316	2,117	4,187	4,044	3.5%	1,698	1,828	-7.1%	2,489	2,216	12.3%	59.4%	96.8%	95.5%	578	573
Nashville	3	764	618	1,825	1,810	0.8%	680	655	3.8%	1,145	1,155	-0.9%	62.7%	96.2%	93.3%	902	923
Norfolk — Richmond	5	1,495	1,403	4,335	4,309	0.6%	1,263	1,367	-7.6%	3,072	2,942	4.4%	70.9%	96.0%	95.4%	951	955
Other Markets	21	7,890	7,809	19,815	19,554	1.3%	8,895	9,185	-3.2%	10,920	10,369	5.3%	55.1%	96.8%	94.4%	760	775

Total Other	34	13,166	12,576	32,408	31,863	1.7%	13,335	13,896	-4.0%	19,073	17,967	6.2%	58.9%	96.7%	94.7%	778	786

CONVENTIONAL SAME STORE SALES TOTALS	180	61,397	56,615	$189,431	$186,409	1.6%	$69,606	$72,261	-3.7%	$119,825	$114,148	5.0%	63.3%	96.7%	95.3%	$1,045	$1,053

AIMCO 4th Quarter 2010	Page 13

Supplemental Schedule 6(b)
Conventional Same Store Operating Results
Fourth Quarter 2010 Compared to Third Quarter 2010
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	4Q 2010	3Q 2010	Growth	4Q 2010	3Q 2010	Growth	4Q 2010	3Q 2010	Growth	4Q 2010	4Q 2010	3Q 2010	4Q 2010	3Q 2010

Target Markets
Los Angeles	13	3,949	3,297	$18,848	$18,829	0.1%	$5,946	$6,021	-1.2%	$12,902	$12,808	0.7%	68.5%	97.3%	96.5%	$1,979	$1,990
Orange County	4	1,213	1,143	5,396	5,354	0.8%	1,980	1,887	4.9%	3,416	3,467	-1.5%	63.3%	95.7%	95.8%	1,517	1,506
San Diego	6	2,143	2,073	8,150	8,021	1.6%	2,483	2,353	5.5%	5,667	5,668	0.0%	69.5%	96.1%	96.3%	1,229	1,207

Southern CA Total	23	7,305	6,513	32,394	32,204	0.6%	10,409	10,261	1.4%	21,985	21,943	0.2%	67.9%	96.7%	96.4%	1,685	1,681
East Bay	2	413	353	1,386	1,394	-0.6%	598	585	2.2%	788	809	-2.6%	56.9%	96.9%	97.3%	1,212	1,203
San Jose	1	224	224	1,036	1,047	-1.1%	423	409	3.4%	613	638	-3.9%	59.2%	97.7%	98.1%	1,456	1,468
San Francisco	4	711	711	3,344	3,305	1.2%	1,235	1,250	-1.2%	2,109	2,055	2.6%	63.1%	97.6%	97.5%	1,458	1,446

Northern CA Total	7	1,348	1,288	5,766	5,746	0.3%	2,256	2,244	0.5%	3,510	3,502	0.2%	60.9%	97.6%	97.5%	1,383	1,375
Seattle	3	413	310	1,368	1,293	5.8%	505	520	-2.9%	863	773	11.6%	63.1%	97.4%	98.0%	1,281	1,208

Pacific Total	33	9,066	8,111	39,528	39,243	0.7%	13,170	13,025	1.1%	26,358	26,218	0.5%	66.7%	96.8%	96.6%	1,621	1,613

Suburban New York — New Jersey	4	1,162	944	3,519	3,699	-4.9%	1,281	1,325	-3.3%	2,238	2,374	-5.7%	63.6%	94.5%	95.0%	1,180	1,184
Washington — NoVA — MD	15	6,711	6,592	25,274	24,942	1.3%	7,664	8,199	-6.5%	17,610	16,743	5.2%	69.7%	97.4%	96.9%	1,220	1,210
Boston	11	4,129	4,129	14,622	14,479	1.0%	5,249	5,296	-0.9%	9,373	9,183	2.1%	64.1%	96.8%	95.4%	1,160	1,163
Philadelphia	6	3,573	3,304	13,498	13,207	2.2%	5,168	5,655	-8.6%	8,330	7,552	10.3%	61.7%	96.4%	95.3%	1,232	1,231

Northeast Total	36	15,575	14,969	56,913	56,327	1.0%	19,362	20,475	-5.4%	37,551	35,852	4.7%	66.0%	96.8%	96.0%	1,204	1,200

Miami	5	2,471	2,359	12,002	11,700	2.6%	3,705	4,667	-20.6%	8,297	7,033	18.0%	69.1%	98.3%	95.8%	1,546	1,550
Palm Beach — Fort Lauderdale	3	893	893	2,349	2,322	1.2%	1,203	893	34.7%	1,146	1,429	-19.8%	48.8%	95.2%	94.1%	814	826
Orlando	8	2,236	2,020	4,649	4,694	-1.0%	2,127	2,011	5.8%	2,522	2,683	-6.0%	54.2%	95.3%	95.3%	712	715
Tampa	6	1,755	1,621	3,837	3,865	-0.7%	1,684	1,529	10.1%	2,153	2,336	-7.8%	56.1%	96.5%	95.1%	710	719
Jacksonville	4	1,643	1,404	3,456	3,503	-1.3%	1,509	1,529	-1.3%	1,947	1,974	-1.4%	56.3%	97.5%	97.3%	760	761

Florida Total	26	8,998	8,297	26,293	26,084	0.8%	10,228	10,629	-3.8%	16,065	15,455	3.9%	61.1%	96.8%	95.7%	963	965
Houston	6	2,101	1,780	3,671	3,740	-1.8%	1,723	1,829	-5.8%	1,948	1,911	1.9%	53.1%	92.1%	94.0%	665	669
Denver	9	2,553	1,991	5,746	5,652	1.7%	1,805	1,895	-4.7%	3,941	3,757	4.9%	68.6%	98.2%	97.8%	791	786
Phoenix	16	3,933	3,425	6,904	6,868	0.5%	3,077	3,271	-5.9%	3,827	3,597	6.4%	55.4%	97.0%	96.0%	591	597
Dallas — Fort Worth	2	569	569	1,319	1,313	0.5%	654	675	-3.1%	665	638	4.2%	50.4%	97.4%	96.5%	697	698
Atlanta	4	992	738	2,115	2,075	1.9%	814	761	7.0%	1,301	1,314	-1.0%	61.5%	98.1%	96.8%	901	897

Sunbelt Total	63	19,146	16,800	46,048	45,732	0.7%	18,301	19,060	-4.0%	27,747	26,672	4.0%	60.3%	96.6%	95.9%	820	821

Chicago	14	4,444	4,159	14,534	14,400	0.9%	5,438	4,756	14.3%	9,096	9,644	-5.7%	62.6%	97.2%	96.7%	1,063	1,062

Total Target Markets	146	48,231	44,039	157,023	155,702	0.8%	56,271	57,316	-1.8%	100,752	98,386	2.4%	64.2%	96.7%	96.1%	1,117	1,115

Other
Baltimore	3	701	628	2,246	2,251	-0.2%	799	840	-4.9%	1,447	1,411	2.6%	64.4%	97.2%	96.4%	1,127	1,164
Indianapolis — Fort Wayne	2	2,316	2,117	4,187	4,139	1.2%	1,698	2,031	-16.4%	2,489	2,108	18.1%	59.4%	96.8%	95.6%	578	574
Nashville	3	764	618	1,825	1,838	-0.7%	680	663	2.6%	1,145	1,175	-2.6%	62.7%	96.2%	97.1%	902	897
Norfolk — Richmond	5	1,495	1,403	4,335	4,320	0.3%	1,263	1,403	-10.0%	3,072	2,917	5.3%	70.9%	96.0%	96.6%	951	947
Other Markets	21	7,890	7,809	19,815	19,612	1.0%	8,895	8,537	4.2%	10,920	11,075	-1.4%	55.1%	96.8%	95.4%	760	764

Total Other	34	13,166	12,576	32,408	32,160	0.8%	13,335	13,474	-1.0%	19,073	18,686	2.1%	58.9%	96.7%	95.7%	778	781

CONVENTIONAL SAME STORE SALES TOTALS	180	61,397	56,615	$189,431	$187,862	0.8%	$69,606	$70,790	-1.7%	$119,825	$117,072	2.4%	63.3%	96.7%	96.0%	$1,045	$1,044

AIMCO 4th Quarter 2010	Page 14

Supplemental Schedule 6(c)
Conventional Same Store Operating Results
Year Ended December 31, 2010 Compared to Year Ended December 31, 2009
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	2010	2009	Growth	2010	2009	Growth	2010	2009	Growth	2010	2010	2009	2010	2009

Target Markets
Los Angeles	9	3,095	2,444	$52,161	$52,924	-1.4%	$17,046	$17,689	-3.6%	$35,115	$35,235	-0.3%	67.3%	96.5%	94.5%	$1,926	$2,017
Orange County	3	443	373	5,336	5,397	-1.1%	1,846	1,811	1.9%	3,490	3,586	-2.7%	65.4%	96.6%	95.3%	1,135	1,182
San Diego	4	1,622	1,552	23,070	22,539	2.4%	6,885	6,457	6.6%	16,185	16,082	0.6%	70.2%	95.8%	94.7%	1,169	1,181

Southern CA Total	16	5,160	4,369	80,567	80,860	-0.4%	25,777	25,957	-0.7%	54,790	54,903	-0.2%	68.0%	96.3%	94.6%	1,621	1,682
East Bay	2	413	353	5,563	5,475	1.6%	2,380	2,432	-2.1%	3,183	3,043	4.6%	57.2%	97.3%	93.2%	1,202	1,246
San Francisco	4	711	711	13,094	13,037	0.4%	4,935	4,922	0.3%	8,159	8,115	0.5%	62.3%	97.2%	94.3%	1,440	1,494

Northern CA Total	6	1,124	1,064	18,657	18,512	0.8%	7,315	7,354	-0.5%	11,342	11,158	1.6%	60.8%	97.2%	93.9%	1,353	1,404
Seattle	3	413	310	5,197	5,181	0.3%	2,012	2,089	-3.7%	3,185	3,092	3.0%	61.3%	97.4%	94.1%	1,222	1,267

Pacific Total	25	6,697	5,743	104,421	104,553	-0.1%	35,104	35,400	-0.8%	69,317	69,153	0.2%	66.4%	96.5%	94.5%	1,551	1,610

Suburban New York — New Jersey	4	1,162	944	14,521	14,946	-2.8%	4,862	4,486	8.4%	9,659	10,460	-7.7%	66.5%	95.3%	93.5%	1,185	1,255
Washington — NoVA — MD	15	6,711	6,592	99,539	97,620	2.0%	32,112	31,661	1.4%	67,427	65,959	2.2%	67.7%	97.0%	95.8%	1,205	1,207
Boston	11	4,129	4,129	58,432	59,210	-1.3%	21,829	21,681	0.7%	36,603	37,529	-2.5%	62.6%	96.2%	95.5%	1,162	1,192
Philadelphia	5	2,752	2,483	41,569	40,711	2.1%	17,312	16,881	2.6%	24,257	23,830	1.8%	58.4%	95.6%	92.4%	1,254	1,285

Northeast Total	35	14,754	14,149	214,061	212,487	0.7%	76,115	74,709	1.9%	137,946	137,778	0.1%	64.4%	96.4%	94.9%	1,201	1,221

Miami	5	2,471	2,359	46,925	47,930	-2.1%	18,704	20,377	-8.2%	28,221	27,553	2.4%	60.1%	96.9%	94.5%	1,539	1,604
Palm Beach — Fort Lauderdale	3	893	893	9,427	9,813	-3.9%	4,343	4,777	-9.1%	5,084	5,036	1.0%	53.9%	94.5%	95.1%	827	867
Orlando	7	1,868	1,727	15,486	16,000	-3.2%	7,065	7,217	-2.1%	8,421	8,783	-4.1%	54.4%	94.7%	92.9%	693	736
Tampa	6	1,755	1,621	15,475	15,817	-2.2%	6,698	6,711	-0.2%	8,777	9,106	-3.6%	56.7%	95.6%	94.3%	719	757
Jacksonville	4	1,643	1,404	13,883	14,122	-1.7%	6,224	6,355	-2.1%	7,659	7,767	-1.4%	55.2%	96.2%	94.6%	767	803

Florida Total	25	8,630	8,004	101,196	103,682	-2.4%	43,034	45,437	-5.3%	58,162	58,245	-0.1%	57.5%	95.8%	94.2%	971	1,016
Houston	5	1,775	1,454	12,867	13,125	-2.0%	5,967	5,694	4.8%	6,900	7,431	-7.1%	53.6%	94.1%	93.7%	695	720
Denver	9	2,553	1,991	22,342	21,811	2.4%	7,534	7,630	-1.3%	14,808	14,181	4.4%	66.3%	97.0%	94.8%	787	803
Phoenix	13	3,320	2,924	22,753	24,076	-5.5%	10,585	10,594	-0.1%	12,168	13,482	-9.7%	53.5%	95.0%	92.5%	588	648
Dallas — Fort Worth	2	569	569	5,256	5,208	0.9%	2,659	2,517	5.6%	2,597	2,691	-3.5%	49.4%	96.5%	92.5%	701	735

Sunbelt Total	54	16,847	14,942	164,414	167,902	-2.1%	69,779	71,872	-2.9%	94,635	96,030	-1.5%	57.6%	95.7%	93.9%	830	871

Chicago	9	2,413	2,349	32,209	31,813	1.2%	12,460	13,051	-4.5%	19,749	18,762	5.3%	61.3%	96.7%	93.4%	1,062	1,093

Total Target Markets	123	40,711	37,183	515,105	516,755	-0.3%	193,458	195,032	-0.8%	321,647	321,723	0.0%	62.4%	96.1%	94.3%	1,098	1,134

Other
Baltimore	3	701	628	8,832	8,482	4.1%	3,600	3,404	5.8%	5,232	5,078	3.0%	59.2%	96.1%	94.8%	1,119	1,096
Indianapolis — Fort Wayne	2	2,316	2,117	16,440	16,233	1.3%	7,339	7,521	-2.4%	9,101	8,712	4.5%	55.4%	95.9%	93.2%	572	586
Nashville	2	438	392	4,877	4,967	-1.8%	1,933	1,963	-1.5%	2,944	3,004	-2.0%	60.4%	97.4%	94.9%	936	985
Norfolk — Richmond	5	1,495	1,403	17,273	17,170	0.6%	5,288	5,393	-1.9%	11,985	11,777	1.8%	69.4%	96.0%	94.8%	949	963
Other Markets	21	7,890	7,809	78,755	79,177	-0.5%	36,040	36,749	-1.9%	42,715	42,428	0.7%	54.2%	95.8%	92.9%	763	798

Total Other	33	12,840	12,350	126,177	126,029	0.1%	54,200	55,030	-1.5%	71,977	70,999	1.4%	57.0%	95.9%	93.3%	776	802

CONVENTIONAL SAME STORE SALES TOTALS	156	53,551	49,532	$641,282	$642,784	-0.2%	$247,658	$250,062	-1.0%	$393,624	$392,722	0.2%	61.4%	96.1%	94.1%	$1,021	$1,055

AIMCO 4th Quarter 2010	Page 15

Supplemental Schedule 7(a)
Total Conventional Portfolio Data by Market
Fourth Quarter 2010 Compared to Fourth Quarter 2009
(unaudited)

	Quarter Ended December 31, 2010						Quarter Ended December 31, 2009
				Effective						Effective
	Properties	Units	Ownership	Units	% AIV NOI	Average Rent	Properties	Units	Ownership	Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	14	4,645	86%	3,993	9.7%	$1,979	15	4,785	86%	4,134	9.9%	$1,976
Orange County	4	1,213	94%	1,143	2.6%	1,517	4	1,213	94%	1,143	2.7%	1,499
San Diego	6	2,143	97%	2,073	4.3%	1,229	6	2,144	97%	2,074	4.2%	1,198

Southern CA Total	24	8,001	90%	7,209	16.6%	1,685	25	8,142	90%	7,351	16.8%	1,675

East Bay	2	413	86%	353	0.6%	1,212	2	413	85%	353	0.6%	1,220
San Jose	1	224	100%	224	0.5%	1,456	1	224	100%	224	0.5%	1,521
San Francisco	6	1,083	100%	1,083	1.7%	1,487	6	1,082	100%	1,082	1.7%	1,465

Northern CA Total	9	1,720	97%	1,660	2.8%	1,402	9	1,719	97%	1,659	2.8%	1,403

Seattle	3	413	75%	310	0.7%	1,211	3	413	75%	309	0.6%	1,197

Pacific Total	36	10,134	91%	9,179	20.1%	1,619	37	10,274	91%	9,319	20.2%	1,612

Manhattan	22	957	100%	957	3.8%	2,441	22	957	100%	955	2.9%	2,366
Suburban New York — New Jersey	4	1,162	81%	944	1.7%	1,180	4	1,162	81%	944	1.9%	1,206

New York Total	26	2,119	90%	1,901	5.5%	1,758	26	2,119	90%	1,899	4.8%	1,732

Washington — NoVA — MD	17	8,015	88%	7,048	13.8%	1,219	17	8,015	84%	6,744	12.7%	1,197
Boston	11	4,129	100%	4,129	7.2%	1,160	12	4,250	100%	4,250	7.4%	1,173
Philadelphia	7	3,888	91%	3,541	6.9%	1,227	7	3,886	91%	3,539	6.4%	1,229

Northeast Total	61	18,151	92%	16,619	33.4%	1,273	62	18,270	90%	16,432	31.3%	1,264

Miami	5	2,471	95%	2,359	6.3%	1,540	5	2,471	95%	2,348	4.8%	1,532
Palm Beach — Fort Lauderdale	4	1,265	93%	1,179	1.1%	829	6	1,891	92%	1,741	2.0%	902
Orlando	9	2,836	92%	2,620	2.6%	727	10	3,000	90%	2,708	2.8%	738
Tampa	6	1,755	92%	1,621	1.7%	710	7	2,031	88%	1,793	1.9%	745
Jacksonville	4	1,643	85%	1,404	1.5%	760	4	1,643	85%	1,404	1.5%	782

Florida Total	28	9,970	92%	9,183	13.2%	949	32	11,036	91%	9,994	13.0%	955

Houston	7	2,835	82%	2,313	2.0%	671	9	3,140	82%	2,583	2.3%	697
Denver	9	2,553	78%	1,991	3.0%	791	9	2,553	78%	1,991	2.8%	785
Phoenix	17	4,420	89%	3,912	3.4%	592	17	4,418	89%	3,910	3.3%	632
Dallas — Fort Worth	2	569	100%	569	0.5%	697	3	825	89%	732	0.7%	713
Atlanta	5	1,295	80%	1,041	1.3%	870	7	1,574	77%	1,214	1.2%	840

Sunbelt Total	68	21,642	88%	19,009	23.4%	809	77	23,546	87%	20,424	23.3%	827

Chicago	15	4,633	94%	4,348	7.6%	1,098	15	4,633	94%	4,348	7.8%	1,112

Total Target Markets	180	54,560	90%	49,155	84.5%	1,127	191	56,723	89%	50,523	82.6%	1,124

Other [1]
Baltimore	5	1,180	84%	993	1.7%	1,045	5	1,180	84%	993	1.5%	1,032
Indianapolis — Fort Wayne	2	2,316	91%	2,117	1.9%	578	5	3,182	94%	2,983	2.6%	595
Inland Empire	2	376	100%	376	0.4%	746	3	574	89%	513	0.6%	835
Michigan	3	3,303	100%	3,303	2.5%	578	6	3,862	94%	3,643	2.8%	634
Minneapolis	2	732	89%	651	1.7%	1,447	2	732	89%	651	1.7%	1,490
Nashville	4	1,114	77%	861	1.1%	840	4	1,114	77%	861	1.1%	854
Non-Target Florida	9	2,004	100%	2,004	1.7%	633	10	2,204	100%	2,204	1.8%	657
Norfolk — Richmond	6	1,643	94%	1,551	2.5%	937	6	1,643	94%	1,551	2.5%	942
Providence, RI	2	708	100%	708	1.2%	1,075	2	708	100%	708	1.0%	1,089
Other Markets	4	1,036	85%	878	0.8%	864	9	2,108	85%	1,796	1.8%	805

Total Other	39	14,412	93%	13,442	15.5%	778	52	17,307	92%	15,903	17.4%	783

Grand Total	219	68,972	91%	62,597	100.0%	$1,052	243	74,030	90%	66,426	100.0%	$1,042

[1]
For the quarters ended December 31, 2010 and 2009, Aimco’s conventional portfolio included assets in 17 and 18 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

AIMCO 4th Quarter 2010	Page 16

Supplemental Schedule 7(b)
Total Conventional Portfolio Data by Market
Third Quarter 2010 Market Information
(unaudited)
Aimco’s portfolio strategy focuses on the ownership of a broadly diversified portfolio of B/B+ assets with properties concentrated in the 20 largest U.S. markets as measured by total apartment value, with a target allocation to Conventional Properties of 90%. Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS (a third-party provider of commercial real estate performance and analysis), with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets, with market quality measured in part based on long-term growth characteristics.
The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 3Q 2010 data, as this is the most recent period for which third-party data is available.

	Quarter Ended September 30, 2010
									2011 - 2013
								+/- Market	Projected
				Effective				Rent	Revenue
	Properties	Units	Ownership	Units	% AIV NOI	Average Rent	Market Rent [1]	Average	Growth [2]
Target Markets
Los Angeles	14	4,645	86%	3,993	10.1%	$1,990	$1,343	48.2%	3.2%
Orange County	4	1,213	94%	1,143	2.7%	1,506	1,455	3.5%	3.9%
San Diego	6	2,142	97%	2,072	4.4%	1,207	1,289	-6.3%	4.3%

Southern CA Total	24	8,000	90%	7,208	17.2%	1,681	1,346	24.9%	3.5%

East Bay	2	413	86%	353	0.6%	1,203	1,269	-5.2%	4.0%
San Jose	1	224	100%	224	0.5%	1,468	1,444	1.6%	5.0%
San Francisco	6	1,083	100%	1,083	1.8%	1,479	1,752	-15.6%	3.9%

Northern CA Total	9	1,720	97%	1,660	2.9%	1,397	1,562	-10.6%	4.1%

Seattle	3	413	75%	310	0.6%	1,208	969	24.7%	3.9%

Pacific Total	36	10,133	91%	9,178	20.7%	1,615	1,362	18.5%	3.6%

Manhattan	22	957	100%	955	3.2%	2,423	2,756	-12.1%	4.4%
Suburban New York — New Jersey	4	1,162	81%	944	1.9%	1,184	1,440	-17.8%	2.9%

New York Total	26	2,119	90%	1,899	5.1%	1,746	2,034	-14.2%	3.8%

Washington — NoVA — MD	17	8,015	84%	6,744	12.7%	1,210	1,380	-12.4%	4.3%
Boston	11	4,129	100%	4,129	7.2%	1,163	1,640	-29.1%	4.3%
Philadelphia	7	3,888	91%	3,541	6.3%	1,231	997	23.5%	3.6%

Northeast Total	61	18,151	90%	16,313	31.3%	1,270	1,438	-11.7%	4.1%

Miami	5	2,471	95%	2,359	5.5%	1,550	1,013	53.0%	3.1%
Palm Beach — Fort Lauderdale	4	1,265	93%	1,179	1.4%	839	1,042	-19.5%	4.0%
Orlando	10	3,000	90%	2,708	2.9%	724	803	-9.8%	3.6%
Tampa	6	1,755	92%	1,621	1.8%	719	784	-8.4%	3.7%
Jacksonville	4	1,643	85%	1,404	1.6%	763	753	1.4%	2.8%

Florida Total	29	10,134	91%	9,271	13.2%	946	873	8.4%	3.3%

Houston	8	3,027	83%	2,505	2.0%	675	723	-6.6%	5.6%
Denver	9	2,553	78%	1,991	2.9%	786	806	-2.4%	3.9%
Phoenix	17	4,418	89%	3,910	3.2%	598	679	-11.9%	4.5%
Dallas — Fort Worth	2	569	100%	569	0.5%	698	744	-6.1%	4.4%
Atlanta	5	1,295	80%	1,041	1.2%	869	753	15.5%	4.0%

Sunbelt Total	70	21,996	88%	19,287	23.0%	810	795	1.9%	3.9%

Chicago	15	4,633	94%	4,348	8.0%	1,093	989	10.5%	2.7%

Total Target Markets	182	54,913	89%	49,126	83.0%	1,124	1,116	0.7%	3.8%

Other
Baltimore	5	1,180	84%	993	1.5%	1,075	960	11.9%	3.3%
Indianapolis — Fort Wayne	5	3,182	94%	2,983	2.4%	594	640	-7.1%	3.2%
Inland Empire	2	376	100%	376	0.4%	762	990	-23.1%	4.0%
Michigan	5	3,688	96%	3,538	3.0%	617	757	-18.5%	2.4%
Minneapolis	2	732	89%	651	1.7%	1,457	897	62.4%	3.2%
Nashville	4	1,114	77%	861	1.2%	835	704	18.7%	4.1%
Non-Target Florida	9	2,004	100%	2,004	1.8%	642	883	-27.3%	3.6%
Norfolk — Richmond	6	1,643	94%	1,551	2.5%	935	796	17.5%	3.2%
Providence RI	2	708	100%	708	1.2%	1,076	1,156	-6.9%	3.7%
Other Markets	5	1,304	88%	1,146	1.3%	812	925	-12.1%	2.7%

Total Other	45	15,931	93%	14,811	17.0%	777	808	-3.9%	3.2%

Grand Total	227	70,844	90%	63,937	100.0%	$1,044	$1,045	-0.1%	3.7%

[1]	3Q 2010 REIS

[2]	Represents the average of annual revenue growth projections published by REIS, PPR and Axiometrics, third-party providers of commercial real estate information and analyses.

AIMCO 4th Quarter 2010	Page 17

Supplemental Schedule 8
Property Sales and Acquisition Activity
(dollars in millions, except average rent) (unaudited)
Fourth Quarter 2010 Dispositions

	Number	Number		NOI			Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent
Conventional	8	1,877	$85.9	9.0%	$50.0	$30.1	$74.3	$30.2	$715
Affordable	12	1,264	32.0	9.1%	23.5	7.7	10.5	5.6	618

Total Dispositions	20	3,141	$117.9	9.0%	$73.5	$37.8	$84.8	$35.8	$676

2010 Dispositions

	Number	Number		NOI			Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent
Conventional [3]	24	5,062	$285.3	8.3%	$172.4	$88.9	$232.8	$81.8	$790
Affordable	27	3,127	116.1	8.7%	77.2	29.5	54.6	23.5	769

Total Dispositions	51	8,189	$401.4	8.4%	$249.6	$118.4	$287.4	$105.3	$782

2010 Acquisitions
During 2010, Aimco acquired the remaining noncontrolling limited partnership interests in two consolidated real estate partnerships in which Aimco affiliates serve as general partner, for total consideration of $19.9 million.
Notes

[1]
NOI Cap Rate is calculated based on the trailing twelve month NOI prior to sale, less a 3.5% management fee, divided by the gross proceeds. Prior to 1Q 2010, Aimco provided a Free Cash Flow cap rate on this schedule, which represented an NOI cap rate assuming a 5% management fee and an adjustment of $300 per door for capital replacements.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and prepayment penalties.

[3]	Year-to-date, Aimco has disposed of Conventional Properties in the following markets:

Market	Properties	Units
Target Markets:
Atlanta	2	279
Boston	1	121
Dallas — Fort Worth	1	256
Houston	2	305
Los Angeles	1	144
Orlando	1	164
Palm Beach — Fort Lauderdale	2	626
Tampa	1	276

Total Target Markets	11	2,171

Other:
Austin	2	432
Cincinnati	1	274
Detroit	1	244
Greenville, NC	2	366
Indianapolis — Fort Wayne	3	866
Inland Empire	1	198
Lansing, MI	2	311
Sarasota, FL	1	200

Total Other	13	2,891

Total Conventional Dispositions	24	5,062

AIMCO 4th Quarter 2010	Page 18

Supplemental Schedule 9
Capital Additions
(in thousands, except per unit data) (unaudited)
All capital additions are classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), Redevelopment or Casualties. Non-redevelopment and non-casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:
•	properties sold during the period or properties held for sale at the end of the period;

•	properties that are not multi-family such as commercial properties or fitness facilities; and

•	properties that Aimco owns but does not manage.
See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Actual Additions			Actual Additions
	Three Months Ended December 31, 2010			Year Ended December 31, 2010
	Conventional	Affordable	Total	Conventional	Affordable	Total
Capital Additions
Capital Replacements
Buildings and grounds	$7,106	$4,209	$11,315	$27,950	$8,827	$36,777
Turnover capital additions	4,937	1,906	6,843	21,378	6,991	28,369
Capitalized site payroll and indirect costs	1,922	428	2,350	8,185	1,319	9,504

Total Capital Replacements	13,965	6,543	20,508	57,513	17,137	74,650
Capital Improvements	10,861	4,024	14,885	35,495	9,897	45,392
Redevelopment Additions	6,550	1,210	7,760	26,360	3,088	29,448
Casualties	3,433	(349)	3,084	17,017	4,232	21,249

Total Capital Additions	$34,809	$11,428	$46,237	$136,385	$34,354	$170,739

Capital Replacements and Improvements per Unit
Total units	67,668	20,406	88,074	67,668	20,406	88,074

Total Capital Replacements per unit	$206	$321	$233	$850	$840	$848
Capital Improvements per unit	161	197	169	525	485	515

Total Capital Replacements and Improvements per unit	$367	$518	$402	$1,375	$1,325	$1,363

AIMCO 4th Quarter 2010	Page 19

Glossary and Reconciliations of Non-GAAP Financial and Operating Measures
This Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco’s definition and calculation of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.
ACQUISITION PROPERTIES: Properties that have been acquired during the twelve months prior to the current quarter-end that have not reached a stabilized level of occupancy during the current period and each period for which comparable results are presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is Pro forma FFO, as defined below, less Capital Replacement additions, also defined below, and adjusted for the Aimco Operating Partnership’s share of such Capital Replacements. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development (HUD) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually. Aimco targets an investment in Affordable Properties of 10% or less of Net Asset Value, which serves to offset the volatility of our Conventional portfolio; provide revenue growth that over time is similar to that of Conventional Properties; expand our investment opportunities; and provide helpful positioning with government bodies, benefiting Aimco’s business overall.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco’s UPREIT structure. Aimco owns approximately 93% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco’s share of financial information discussed in this Earnings Release and Supplemental Information. Aimco’s proportionate share of financial information includes Aimco’s share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco’s financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as “Aimco’s Share” of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco’s proportionate share of financial results to Aimco’s consolidated financial statements.

AIMCO 4th Quarter 2010	Page 20

CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION

CAPITAL IMPROVEMENTS (CI): CI additions include all non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.

CAPITAL REPLACEMENTS (CR): Unlike CI additions, CR additions do not increase the useful life of an asset from its original purchase condition. They represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. CR additions are deducted in the calculation of AFFO.

CASUALTY CAPITAL ADDITIONS: Capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers net of deductibles associated with each loss.

Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manages at the end of the period, (2) properties that are consolidated in Aimco’s GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco’s GAAP financial statements. Amounts do not include capital additions related to:

•	consolidated properties sold during the period or properties held for sale at the end of the period;

•	consolidated properties that are not multi-family such as commercial properties or fitness facilities; or

•	consolidated properties that Aimco owns but does not manage.

Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco’s consolidated GAAP information is presented below.

	Three Months Ended	Year Ended
(in thousands) (unaudited)	December 31, 2010	December 31, 2010

Capital Additions per Schedule 9	$46,237	$170,739

Capital additions related to:

Unconsolidated real estate partnerships	(280)	(982)
Consolidated sold and held for sale properties	373	4,715
Consolidated properties that are not multi-family, such as commercial properties or fitness facilities	89	182
Consolidated properties Aimco owns but does not manage	20	676

Consolidated capital additions	$46,439	$175,330

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco’s portfolio of market-rate apartment communities. Aimco focuses on owning and operating apartment communities with rents that are 100% to 125% of local market average rents and concentrates its investment in the 20 largest apartment markets in the United States, as measured by apartment value. Aimco targets an investment in Conventional Properties of 90% or more of Net Asset Value.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) the actual debt service, for the four fiscal quarters preceding the date of calculation.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share. Effective Units may be used to analyze Aimco’s proportionate financial measures on a per-unit basis.

AIMCO 4th Quarter 2010	Page 21

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA): EBITDA is equal to Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization as defined in Aimco’s credit agreement before capital addition reserves provided for in Aimco’s credit agreement. EBITDA is the numerator used in Aimco’s calculation of EBITDA Coverage of Interest Ratio and EBITDA Coverage of Preferred Dividends and Interest Ratio.
EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) Aimco’s EBITDA to (b) total interest expense charges, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Debt Service Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Debt Service Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest Ratio; however, Aimco management uses this ratio as one measure of leverage.
EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) Aimco’s EBITDA to (b) the sum of total interest expense and dividends/distributions on preferred shares/units, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Fixed Charge Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest and Preferred Dividends Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Fixed Charge Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest and Preferred Dividends Ratio; however, Aimco management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) fixed charges, which represents the sum of total interest expense, debt amortization and dividends/distributions on preferred shares/units, for the four fiscal quarters preceding the date of calculation.
FEE MANAGED PROPERTIES: Aimco provides property management and/or asset management services for a portfolio of properties, primarily pursuant to long-term arrangements with affiliated parties. In certain cases, Aimco may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding operating real estate impairments and preferred stock redemption related amounts (adjusted for noncontrolling interests). Both operating real estate impairment losses and preferred stock redemption related amounts are recurring items that affect Aimco’s operating results. Operating real estate impairment losses, net of related income tax benefits and noncontrolling interests, are excluded from Pro forma FFO because Aimco believes the inclusion of such losses in FFO is inconsistent with the treatment of gains on the disposition of operating real estate, which are not included in FFO. Aimco excludes preferred redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating results.

AIMCO 4th Quarter 2010	Page 22

FFO and Pro forma FFO are helpful to investors in understanding Aimco’s performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO and Pro forma FFO as presented on Supplemental Schedule 1 below.

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands) (unaudited)	2010	2009	2010	2009
Net loss attributable to Aimco common stockholders	$(38,427)	$(6,729)	$(125,318)	$(114,840)
Adjustments:
Depreciation and amortization	108,722	110,746	426,060	427,666
Depreciation and amortization related to non-real estate assets	(3,251)	(4,168)	(14,552)	(16,563)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities	(14,155)	(9,479)	(46,318)	(38,219)

(Gain) loss on dispositions of unconsolidated real estate and other, net of noncontrolling partners’ interest	(551)	440	631	(11,263)
Discontinued operations:
Gain on dispositions of real estate, net of noncontrolling partners’ interest	(21,330)	(86,414)	(74,169)	(166,146)
Depreciation of rental property, net of noncontrolling partners’ interest	694	9,333	7,973	59,845
Income tax expense arising from disposals	9,767	4,116	8,819	5,788
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(5,631)	(1,760)	(21,521)	(19,509)
Preferred stock dividends	12,674	12,935	52,079	52,215
Preferred stock redemption related amounts	4,290	—	1,511	(1,649)

Funds From Operations	$52,802	$29,020	$215,195	$177,325
Preferred stock dividends	(12,674)	(12,935)	(52,079)	(52,215)
Preferred stock redemption related amounts	(4,290)	—	(1,511)	1,649
Amounts allocable to participating securities	(120)	(29)	(655)	(773)

Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$35,718	$16,056	$160,950	$125,986

Operating real estate impairment losses, net of noncontrolling partners’ interest and related income tax benefit	6,112	15,416	17,325	59,250
Preferred equity redemption related amounts	4,290	—	(254)	(1,649)
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(727)	(1,135)	(1,191)	(4,304)
Amounts allocable to participating securities	(48)	(95)	(82)	(448)

Pro Forma Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$45,345	$30,242	$176,748	$178,835

Capital Replacements, net of noncontrolling interests in Aimco Operating Partnership	(15,802)	(15,019)	(60,494)	(65,001)
Amounts allocable to participating securities	78	100	313	547

Adjusted Funds From Operations Attributable to Aimco Common Stockholders - Diluted	$29,621	$15,323	$116,567	$114,381

Weighted average shares — diluted FFO	117,047	116,072	116,693	115,563
Funds From Operations per share (diluted)	$0.31	$0.14	$1.38	$1.09
Pro forma Funds From Operations per share (diluted)	$0.39	$0.26	$1.51	$1.55
Adjusted Funds From Operations per share (diluted)	$0.25	$0.13	$1.00	$0.99
OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store property definition because (1) the property is under redevelopment, (2) the property is not managed by Aimco, and/or (3) Aimco’s ownership in the property is less than 10%.
OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, university housing properties and properties that are not multi-family such as commercial properties or fitness facilities.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).

AIMCO 4th Quarter 2010	Page 23

PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; off-site property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco’s consolidated GAAP amounts is provided below and on the following pages.
Reconciliation of Proportionate Property NOI Amounts in Supplemental Schedule 1(a) to Proportionate Property NOI Amounts Included in Aimco’s Earnings Release and Supplemental Schedule 6(a)
Fourth Quarter 2010 Compared to Fourth Quarter 2009
(in thousands) (unaudited)

	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
	Proportionate	Properties Owned	Ownership	Proportionate	Proportionate	Properties Owned	Ownership	Proportionate
	Amount	but Not Managed	Adjustments	Property Amount	Amount	but Not Managed	Adjustments	Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$189,683	$—	$(252)	$189,431	$185,415	$—	$994	$186,409
Affordable Same Store	29,835	—	—	29,835	28,387	—	60	28,447

Total Same Store	219,518	—	(252)	219,266	213,802	—	1,054	214,856
Conventional Redevelopment	1,461	—	—	1,461	1,307	—	—	1,307
Other Conventional	19,445	(1,189)	—	18,256	17,979	(1,152)	29	16,856
Other Affordable	7,422	(3,942)	—	3,480	6,100	(2,988)	—	3,112

Total rental and other property revenues	247,846	(5,131)	(252)	242,463	239,188	(4,140)	1,083	236,131

Property operating expenses
Conventional Same Store	69,425	—	181	69,606	71,804	—	457	72,261
Affordable Same Store	13,071	—	—	13,071	13,848	—	57	13,905

Total Same Store	82,496	—	181	82,677	85,652	—	514	86,166
Conventional Redevelopment	1,005	—	—	1,005	495	—	—	495
Other Conventional	8,657	(603)	—	8,054	8,920	(779)	12	8,153
Other Affordable	3,659	(2,290)	—	1,369	3,084	(1,671)	—	1,413

Total property operating expenses	95,817	(2,893)	181	93,105	98,151	(2,450)	526	96,227

Property NOI:
Conventional Same Store	120,258	—	(433)	119,825	113,611	—	537	114,148
Affordable Same Store	16,764	—	—	16,764	14,539	—	3	14,542

Total Same Store	137,022	—	(433)	136,589	128,150	—	540	128,690
Conventional Redevelopment	456	—	—	456	812	—	—	812
Other Conventional	10,788	(586)	—	10,202	9,059	(373)	17	8,703
Other Affordable	3,763	(1,652)	—	2,111	3,016	(1,317)	—	1,699

Net real estate operations	$152,029	$(2,238)	$(433)	$149,358	$141,037	$(1,690)	$557	$139,904

	% Aimco
	4Q 2010 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	80%	1.6%	-3.7%	5.0%
Affordable Same Store	11%	4.9%	-6.0%	15.3%

Total Same Store	91%	2.1%	-4.0%	6.1%
Conventional Redevelopment and Other	8%	8.6%	4.8%	12.0%
Other Affordable	1%	11.8%	-3.1%	24.2%

Net real estate operations	100%	2.7%	-3.2%	6.8%

AIMCO 4th Quarter 2010	Page 24

Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)

	Three Months Ended September 30, 2010
		Proportionate
		Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Ownership	Proportionate
	Amounts	Partnerships	Interests	Amount	Adjustments	Property Amount
Conventional Same Store:
Rental and other property revenues	$204,369	$—	$(17,467)	$186,902	$960	$187,862
Property operating expenses	77,188	—	(6,937)	70,251	539	70,790

Property NOI	$127,181	$—	$(10,530)	$116,651	$421	$117,072

AIMCO 4th Quarter 2010	Page 25

Reconciliation of Proportionate Property NOI Amounts in Supplemental Schedule 1(b) to Proportionate Property NOI Amounts Included in Aimco’s Earnings Release and Supplemental Schedule 6(c)
Year Ended December 31, 2010 Compared to Year Ended December 31, 2009
(in thousands) (unaudited)

	Year Ended December 31, 2010					Year Ended December 31, 2009
	Proportionate	Properties Owned	Property	Ownership	Proportionate	Proportionate	Properties Owned	Property	Ownership	Proportionate
	Amount	but Not Managed	Population Changes	Adjustments	Property Amount	Amount	but Not Managed	Population Changes	Adjustments	Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$748,378	$—	$(109,795)	$2,699	$641,282	$744,402	$—	$(105,157)	$3,539	$642,784
Affordable Same Store	116,852	—	—	—	116,852	113,333	—	—	520	113,853

Total Same Store	865,230	—	(109,795)	2,699	758,134	857,735	—	(105,157)	4,059	756,637
Conventional Redevelopment	5,661	—	107,612	—	113,273	4,442	—	103,019	—	107,461
Other Conventional	73,877	(4,736)	2,183	90	71,414	73,288	(5,542)	2,138	181	70,065
Other Affordable	26,538	(12,828)	—	—	13,710	24,598	(11,903)	—	—	12,695

Total rental and other property revenues	971,306	(17,564)	—	2,789	956,531	960,063	(17,445)	—	4,240	946,858

Property operating expenses
Conventional Same Store	285,385	—	(39,613)	1,886	247,658	289,653	—	(41,276)	1,685	250,062
Affordable Same Store	53,118	—	—	3	53,121	52,693	—	—	364	53,057

Total Same Store	338,503	—	(39,613)	1,889	300,779	342,346	—	(41,276)	2,049	303,119
Conventional Redevelopment	2,532	—	38,383	—	40,915	1,967	—	40,239	—	42,206
Other Conventional	36,222	(2,830)	1,230	67	34,689	36,447	(3,575)	1,037	81	33,990
Other Affordable	13,055	(7,536)	—	—	5,519	12,467	(6,469)	—	—	5,998

Total property operating expenses	390,312	(10,366)	—	1,956	381,902	393,227	(10,044)	—	2,130	385,313

Property NOI:
Conventional Same Store	$462,993	$—	$(70,182)	$813	$393,624	$454,749	$—	$(63,881)	$1,854	$392,722
Affordable Same Store	63,734	—	—	(3)	63,731	60,640	—	—	156	60,796

Total Same Store	526,727	—	(70,182)	810	457,355	515,389	—	(63,881)	2,010	453,518
Conventional Redevelopment	3,129	—	69,229	—	72,358	2,475	—	62,780	—	65,255
Other Conventional	37,655	(1,906)	953	23	36,725	36,841	(1,967)	1,101	100	36,075
Other Affordable	13,483	(5,292)	—	—	8,191	12,131	(5,434)	—	—	6,697

Net real estate operations	$580,994	$(7,198)	$—	$833	$574,629	$566,836	$(7,401)	$—	$2,110	$561,545

	% Aimco
	2010 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	80%	-0.2%	-1.0%	0.2%
Affordable Same Store	11%	2.6%	0.1%	4.8%

Total Same Store	91%	0.2%	-0.8%	0.8%
Conventional Redevelopment	1%	5.4%	-3.1%	10.9%
Other Conventional	6%	1.9%	2.1%	1.8%
Other Affordable	2%	8.0%	-8.0%	22.3%

Net real estate operations	100%	1.0%	-0.9%	2.3%

AIMCO 4th Quarter 2010	Page 26

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio. Redevelopment properties are classified as either Conventional or Affordable. Aimco combines Affordable Redevelopment Properties with Other Affordable Properties for financial reporting purposes within its Supplemental Schedules 1 and 2.
SAME STORE PROPERTIES: Same Store properties are those properties (1) that are managed by Aimco, (2) in which Aimco’s ownership exceeds 10%, and (3) that have reached and maintained a stabilized level of occupancy during the current period and each period for which comparable results are presented. Same Store properties are classified as either Conventional or Affordable and properties classified in the consolidated financial statements as held for sale are not included in Same Store. To ensure comparability between periods, the proportionate Conventional Same Store information shown on Supplemental Schedules 6a through 6c is based on Aimco’s current period ownership.

AIMCO 4th Quarter 2010	Page 27